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- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                                ---------------

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                             ---------------------


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement    / /  Confidential, for Use of the
                                             Commission Only
                                             (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                               HEXCEL CORPORATION
                (Name of Registrant as Specified in Its Charter)

   Payment of Filing Fee (Check the appropriate box):


/ /  $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. /X/ Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
        ------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------

     (3) Filing Party:
        ------------------------------------------------------------------------

     (4) Date Filed:
        ------------------------------------------------------------------------

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
[Hexcel Logo]
                               HEXCEL CORPORATION
                        5794 WEST LAS POSITAS BOULEVARD
                          PLEASANTON, CALIFORNIA 94588
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 1996
                             ---------------------

To the Stockholders of Hexcel Corporation:


    NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the "Annual Meeting") of Hexcel Corporation, a Delaware corporation ("Hexcel"), will be held at the Marriott Hotel, 2 Stamford Forum, Stamford, Connecticut, on May 23, 1996 at 11:00 a.m., local time, for the following purposes:



        1. To elect 10 individuals (John M.D. Cheesmond, Marshall S. Geller, Juergen Habermeier, John J. Lee, Stanley Sherman, Martin L. Solomon, George
    S. Springer, Joseph T. Sullivan, Hermann Vodicka and Franklin S. Wimer) to Hexcel's Board of Directors to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and qualified;



        2.  To approve and adopt Hexcel's Restated Certificate of Incorporation,
    which  incorporates   certain   amendments  to   Hexcel's   Certificate   of
    Incorporation;



        3. To approve and adopt Hexcel's Amended and Restated Bylaws, which incorporate certain amendments to Hexcel's Bylaws; and



        4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.


    Hexcel's Board of Directors has fixed the close of business on April 19, 1996 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Hexcel common stock at the close of business on the Record Date shall be entitled to vote at the Annual Meeting, either in person or by proxy. A list of such stockholders will be available for inspection at least 10 days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

    The enclosed proxy is solicited by Hexcel's Board of Directors. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

    Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly using the enclosed pre-addressed, postage-paid return envelope. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned a proxy card. Your prompt attention is appreciated.

                                          By order of the Board of Directors

                                          /s/ Joseph H. Shaulson


                                          Joseph H. Shaulson

                                          SECRETARY

Dated: April 29, 1996



           YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN AND DATE THE

           ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED
                  PRE-ADDRESSED, POSTAGE-PAID RETURN ENVELOPE.

                               HEXCEL CORPORATION
                        5794 WEST LAS POSITAS BOULEVARD
                          PLEASANTON, CALIFORNIA 94588
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 1996
                             ---------------------


    This Proxy Statement is being furnished to the stockholders of Hexcel Corporation, a Delaware corporation ("Hexcel"), in connection with the solicitation of proxies by Hexcel's Board of Directors (the "Board of Directors") for use at the Annual Meeting of Stockholders of Hexcel to be held at the Marriott Hotel, 2 Stamford Forum, Stamford, Connecticut, on May 23, 1996 at 11:00 a.m., local time (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to consider and vote on (i) the election of 10 individuals to the Board of Directors; (ii) the approval and adoption of Hexcel's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation"), which incorporates certain amendments to Hexcel's Certificate of Incorporation (the "Charter Amendments"); (iii) the approval and adoption of Hexcel's Amended and Restated Bylaws (the "Restated Bylaws"), which incorporate certain amendments to Hexcel's Bylaws (the "Bylaw Amendments"); and (iv) such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.


    The Board of Directors does not intend to bring any matter before the Annual Meeting except as specifically indicated in the attached notice, nor does the Board of Directors know of any matters which anyone else proposes to present for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.


    This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of Hexcel on or about April 29, 1996. The date of this Proxy Statement is April 29, 1996.


    No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement in connection with the solicitation of proxies made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by Hexcel or any other person. The delivery of this Proxy Statement shall not under any circumstances create an implication that there has been no change in the affairs of Hexcel since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ---
THE MEETING...............................................................    4
  General.................................................................    4
  Matters to Be Considered at the Meeting.................................    4
  Record Date; Voting at the Meeting......................................    4
  Proxies.................................................................    5
  Recommendations of the Board of Directors...............................    5
ELECTION OF DIRECTORS.....................................................    5
  Information Regarding the Directors and Director Nominees...............    6
  Meetings and Standing Committees of the Board of Directors..............    9
EXECUTIVE OFFICERS........................................................   10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............   12
  Stock Beneficially Owned by Principal Stockholders......................   12
  Stock Beneficially Owned by Directors, Director Nominees and Officers...   13
EXECUTIVE COMPENSATION....................................................   14
  Summary Compensation Table..............................................   14
  Options.................................................................   15
  Deferred Compensation...................................................   16
  Employment and Other Agreements.........................................   17
  Compensation Committee Report on Executive Compensation.................   20
  Compensation Committee Interlocks and Insider Participation.............   22
  Compensation of Directors...............................................   22
  Performance Graph.......................................................   23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................   23
  Relationships and Related Transactions with Ciba........................   23
  Other Relationships and Related Transactions............................   30
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934......   30
THE CHARTER AMENDMENTS....................................................   30
  Increase in Authorized Shares of Preferred Stock........................   31
  Restriction on Non-Voting Equity Securities.............................   31
  Number of Directors.....................................................   32
  Calling of Special Meetings.............................................   32
  Amendments to Bylaws....................................................   33
  Certain Compromises or Arrangements.....................................   33
  Elimination of Directors' Liability; Indemnification....................   33
THE BYLAW AMENDMENTS......................................................   34
  Governance Agreement Amendments.........................................   35
  Calling of Special Meetings.............................................   35
  Action by Written Consent...............................................   35
  Number of Directors.....................................................   35
  Amendments to Bylaws....................................................   35
  Other Bylaw Amendments..................................................   36
INDEPENDENT AUDITORS......................................................   38
OTHER MATTERS.............................................................   38
STOCKHOLDER PROPOSALS.....................................................   38

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ---
ANNEX A -- FORM OF RESTATED CERTIFICATE OF INCORPORATION OF HEXCEL (TO
 TAKE EFFECT IF THE RESTATED CERTIFICATE OF INCORPORATION IS APPROVED AND
 ADOPTED BY HEXCEL'S STOCKHOLDERS)........................................  A-1
ANNEX B -- FORM OF AMENDED AND RESTATED BYLAWS OF HEXCEL (TO TAKE EFFECT
 IF THE RESTATED BYLAWS ARE APPROVED AND ADOPTED BY HEXCEL'S
 STOCKHOLDERS)............................................................  B-1

                                  THE MEETING

GENERAL


    This Proxy Statement is being furnished to stockholders of Hexcel in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting to be held at the Marriott Hotel, 2 Stamford Forum, Stamford, Connecticut, on May 23, 1996 at 11:00 a.m., local time, and at any adjournment or postponement thereof. Each copy of this Proxy Statement is accompanied by a form of proxy for use at the Annual Meeting.


MATTERS TO BE CONSIDERED AT THE MEETING


    At the Annual Meeting, holders of Hexcel's common stock, par value $0.01 per share (the "Common Stock"), will vote upon (i) the election of 10 individuals to the Board of Directors; (ii) the approval and adoption of the Restated Certificate of Incorporation; (iii) the approval and adoption of the Restated Bylaws; and (iv) such other matters as may properly be brought before the Annual Meeting and any adjournment or postponement thereof.


RECORD DATE; VOTING AT THE MEETING


    The Board of Directors has fixed the close of business on April 19, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). This Proxy Statement and the enclosed proxy card are being mailed on or about April 29, 1996 to the holders of record of Common Stock as of the close of business on the Record Date. On the Record Date, there were 36,221,580 shares of Common Stock issued and outstanding held by 2,237 stockholders of record.


    The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for purposes of transacting business at the Annual Meeting.


    Approval and adoption of the Restated Certificate of Incorporation and the Restated Bylaws requires the affirmative vote of a majority of the outstanding shares of Common Stock. The election of directors requires a plurality of the votes cast at the Annual Meeting.



    Under the rules of the New York Stock Exchange, brokers who hold shares in "street name" have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors. Under applicable Delaware law, in determining whether the proposal to elect directors has received the requisite vote, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote. With respect to the proposals to approve and adopt the Restated Certificate of Incorporation and the Restated Bylaws, brokers may not vote shares held for customers without specific instructions from such customers. In determining whether the Restated Certificate of Incorporation and the Restated Bylaws have received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as votes against the proposals.



    Under the terms of a Governance Agreement dated as of February 29, 1996 between Hexcel and Ciba-Geigy Limited ("Ciba")(the "Governance Agreement"), Ciba, which currently holds 49.8% of the issued and outstanding Common Stock, is subject to certain voting restrictions with respect to the shares of Common
Stock held by it. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS -- Relationships and Related Transactions with Ciba." In accordance with such restrictions, Ciba has indicated that it will vote its shares of Common Stock in favor of each of the nominees for election to the Board of Directors and for the approval and adoption of the Restated Certificate of Incorporation and the
Restated Bylaws, as recommended by the Board of Directors. See "-- Recommendations of the Board of Directors."

PROXIES


    All shares of Common Stock which are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and which have not been revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted as follows:



    FOR the election of each of the nominees to Hexcel's Board of Directors, FOR the approval and adoption of the Restated Certificate of Incorporation, and
    FOR  the approval and adoption of the Restated Bylaws.


    If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed form of proxy and acting thereunder, or their duly constituted substitutes acting at the Annual Meeting, will have the discretion to vote on such matters in accordance with their judgment.


    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Hexcel, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Hexcel before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person. Notice of revocation or subsequent proxy should be sent so as to be delivered to Hexcel Corporation, 5794 West Las Positas Boulevard, Pleasanton, California 94588. Attention: Secretary, or hand delivered to the Secretary of Hexcel, at or before the taking of the vote at the Annual Meeting.



    The cost of solicitation of proxies will be paid by Hexcel. Hexcel has retained Chemical Mellon Shareholder Services LLC ("Chemical Mellon") to aid in the solicitation of proxies at a fee of $4,500 plus expenses. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Hexcel and representatives of Chemical Mellon in person or by telephone, telegram, facsimile or other means of communication. Such directors, officers and employees of Hexcel will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Hexcel will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.


RECOMMENDATIONS OF THE BOARD OF DIRECTORS


    The Board of Directors unanimously recommends a vote FOR the election of each of the nominees to the Board of Directors, a vote FOR the approval and adoption of the Restated Certificate of Incorporation and a vote FOR the approval and adoption of the Restated Bylaws. See "ELECTION OF DIRECTORS," "THE CHARTER AMENDMENTS" and "THE BYLAW AMENDMENTS."


                             ELECTION OF DIRECTORS


    Prior to February 29, 1996, the Board of Directors consisted of nine directors. Effective February 29, 1996, the Board of Directors was reconstituted in accordance with the terms of a Strategic Alliance Agreement dated as of September 29, 1995 among Hexcel, Ciba and Ciba-Geigy Corporation ("CGC"), as amended (the "Strategic Alliance Agreement"), and the Governance Agreement to consist of 10 directors, initially including four directors designated by Ciba (the "Ciba Directors," currently John M.D. Cheesmond, Stanley Sherman, Joseph T. Sullivan and Hermann Vodicka), the Chairman of the Board and Chief Executive Officer of Hexcel (John J. Lee), the President and Chief Operating Officer of Hexcel (Juergen Habermeier) and four additional directors who are independent of Ciba (the "Independent Directors," currently Marshall S. Geller, Peter A. Langerman, George S. Springer and Frederick W. Stanske).

    Pursuant to the Governance Agreement, the composition of any slate of nominees to be presented to stockholders of Hexcel for election to the Board of Directors is generally determined as follows: (i) if Ciba beneficially owns voting securities representing 30% or more of the total voting power of Hexcel, the slate of nominees will consist of four individuals designated by Ciba (the "Ciba Nominees"), the Chairman of the Board and Chief Executive Officer of Hexcel (the "Chairman"), the President and Chief Operating Officer of Hexcel (the "President") and four additional individuals, each of whom (x) is not a Ciba Director, (y) is not and has not been an officer, employee or director of Ciba or any affiliate or associate of Ciba and (z) has no affiliation or relationship with Ciba or its affiliates such that a reasonable person would regard such person as likely to be influenced by Ciba or its affiliates (the "Independent Nominees"); (ii) if Ciba beneficially owns voting securities representing less than 30% but at least 20% of the total voting power of Hexcel, the slate of nominees will consist of three Ciba Nominees, the Chairman, the President and five additional Independent Nominees; (iii) if Ciba beneficially owns voting securities representing less than 20% but at least 15% of the total voting power of Hexcel, the slate of nominees will consist of two Ciba Nominees, the Chairman, the President and six additional Independent Nominees; and (iv) if Ciba beneficially owns voting securities representing less than 15% but at least 10% of the total voting power of Hexcel, the slate of nominees will consist of one Ciba Nominee, the Chairman, the President and seven additional Independent Nominees. In accordance with the Governance Agreement, Independent Nominees are designated by the Independent Directors.



    Ciba currently beneficially owns approximately 49.8% of the total voting power of Hexcel. In accordance with the Governance Agreement, the following individuals have been nominated for election to the Board of Directors: (i) John
J. Lee (the Chairman); (ii) Juergen Habermeier (the President); (iii) John M.D. Cheesmond, Stanley Sherman, Joseph T. Sullivan and Hermann Vodicka (Ciba Nominees); and (iv) Marshall S. Geller, Martin L. Solomon, George S. Springer and Franklin S. Wimer (Independent Nominees). With the exception of Mr. Wimer, who served as a director of Hexcel from February 1995 until his resignation on February 29, 1996, and Mr. Solomon, all of the nominees for election to the Board of Directors are currently serving as directors of Hexcel.



    Unless otherwise directed on the enclosed form of proxy, the persons named therein will vote such proxy (if properly executed and returned) for the election of each of the director nominees. In case any nominee becomes unavailable for election or declines to serve for any reason, an event Hexcel does not anticipate, the shares of Common Stock represented by a properly executed and returned proxy will be voted for an alternative or alternatives designated in accordance with the Governance Agreement. No family relationship exists between any director, director nominee or executive officer of Hexcel and any other director, director nominee or executive officer of Hexcel.


INFORMATION REGARDING THE DIRECTORS AND DIRECTOR NOMINEES


    Set forth below is certain information concerning the directors and director nominees of Hexcel as of April 12, 1996. With the exception of Messrs. Langerman and Stanske, all directors have been nominated for reelection to the Board of Directors. Mr. Wimer, a former director of Hexcel, and Mr. Solomon have also been nominated for election to the Board of Directors.

    CURRENT DIRECTORS


                                           DIRECTOR
           NAME                  AGE         SINCE                      POSITION(S) WITH HEXCEL
- ---------------------------      ---      -----------  ---------------------------------------------------------
John J. Lee                          59         1993   Chairman of the Board; Chief Executive Officer; Director
Juergen Habermeier                   54         1996   President; Chief Operating Officer; Director
John M.D. Cheesmond                  46         1996   Director
Marshall S. Geller                   57         1994   Director
Peter A. Langerman                   40         1995   Director
Stanley Sherman                      57         1996   Director
George S. Springer                   62         1993   Director
Frederick W. Stanske                 38         1995   Director
Joseph T. Sullivan                   55         1996   Director
Hermann Vodicka                      53         1996   Director



    JOHN J. LEE, age 59, has served as Chairman of the Board of Directors of Hexcel since February 1996, Chief Executive Officer since January 1994, Chairman and Chief Executive Officer from January 1994 to February 1995, Chairman and Co-Chief Executive Officer of Hexcel from July 1993 to December 1993 and a director of Hexcel since May 1993. Mr. Lee also serves as Chairman of the Nominating Committee and a member of the Finance Committee of Hexcel. Mr. Lee served as a director of XTRA Corporation, a transportation equipment leasing company, from 1990 to January 1996, and has served as Chairman of the Board, President and Chief Executive Officer of Lee Development Corporation, a merchant banking company, since 1987. Mr. Lee has also been a Trustee of Yale University and an advisor to The Clipper Group, a private investment partnership since 1993. From July 1989 to April 1993, Mr. Lee served as Chairman of the Board and Chief Executive Officer of Seminole Corporation, a manufacturer and distributor of fertilizer. From April 1988 to April 1993, Mr. Lee served as a director of Tosco Corporation, a national refiner and marketer of petroleum products, and as President and Chief Operating Officer of Tosco Corporation from 1990 to April 1993. Mr. Lee is also a director of Aviva Petroleum Corporation and various privately-held corporations.



    DR. JUERGEN HABERMEIER, age 54, has served as President, Chief Operating Officer and a director of Hexcel since February 1996. Dr. Habermeier also serves as a member of the Technology Committee of Hexcel. Prior to joining Hexcel, Dr. Habermeier served as the President of the worldwide Composites Division of Ciba (the "Ciba Composites Business") and as a Vice President of CGC from 1989 to 1996. Since 1994, Dr. Habermeier has served on the Board of Directors of RHR
International. He is also a member of the Advisory Committee of the Polymer Composites Laboratory of the University of Washington.



    JOHN M.D. CHEESMOND, age 46, has been a director of Hexcel since February 1996. Mr. Cheesmond also serves as Chairman of the Executive Compensation Committee and a member of the Finance Committee of Hexcel. Mr. Cheesmond has served as Senior Vice President and Head of Regional Finance and Control of Ciba since 1994. From 1991 to 1993, Mr. Cheesmond served as Vice President and Head of Regional Finance and Control at Ciba Vision Corporation.



    MARSHALL S. GELLER, age 57, served as Co-Chairman of the Board of Directors of Hexcel from February 1995 to February 1996 and has been a director of Hexcel since August 1994. Mr. Geller also serves as Chairman of the Audit Committee and a member of the Executive Compensation Committee and the Nominating Committee of Hexcel. Mr. Geller has served as Chairman of the Board, Chief Executive Officer and founding partner at Geller & Friend Capital Partners, Inc., a merchant banking firm, since November 1995. From 1990 to November 1995, Mr. Geller was Senior Managing Partner of Golenberg & Geller, Inc., a merchant banking firm. From 1988 to 1990, he was Vice Chairman of Gruntal & Company, an investment banking firm. From 1967 to 1988, he was a Senior Managing Director of Bear, Stearns & Co. Inc., an investment banking firm. Mr. Geller is currently a director of Ballantyne of Omaha, Inc., Dycam, Inc., Players International, Value Vision International, Inc., Styles on Video, Inc. and various privately-held corporations and charitable organizations.

    PETER A. LANGERMAN, age 40, served as Co-Chairman of the Board of Directors of Hexcel from February 1995 to February 1996 and has been a director of Hexcel since February 1995. Mr. Langerman also serves as Chairman of the Finance Committee and a member of the Audit Committee and the Executive Compensation Committee of Hexcel. Mr. Langerman is a director and the Executive Vice
President of Mutual Series Fund Inc., a diversified open-end management investment company registered under the Investment Company Act of 1940 ("Mutual Series Fund") and a research analyst with Heine Securities Corporation, an investment advisor. Mr. Langerman has been the Executive Vice President of Mutual Series Fund since March 1988 and has been a research analyst at Heine Securities Corporation since 1986. Mr. Langerman is currently a director of Sunbeam Company, Inc. and various privately-held corporations. Mr. Langerman has requested that he not be nominated for reelection to the Board of Directors.



    STANLEY SHERMAN, age 57, has been a director of Hexcel since February 1996. Mr. Sherman also serves as a member of the Finance Committee and the Executive Compensation Committee of Hexcel. Mr. Sherman has served as a director and Vice President -- Finance and Information Services of CGC since 1991. From 1986 to 1991, Mr. Sherman served as Vice President -- Corporate Planning of CGC.



    DR. GEORGE S. SPRINGER, age 62, has been a director of Hexcel since January 1993. Dr. Springer also serves as Chairman of the Technology Committee of Hexcel. Dr. Springer is Professor and Chairman of the Department of Aeronautics and Astronautics, Professor of Mechanical Engineering and Professor of Civil Engineering at Stanford University. Dr. Springer joined Stanford University's faculty in 1983.



    FREDERICK W. STANSKE, age 38, has been a director of Hexcel since April 1995 and also served as a director of Hexcel from August 1994 to February 1995. Mr. Stanske serves as a member of the Audit Committee of Hexcel. He is also Vice President of Fisher Investments, Inc., an investment advisory firm ("Fisher Investments"). Mr. Stanske has requested that he not be nominated for reelection to the Board of Directors.



    DR. JOSEPH T. SULLIVAN, age 55, has been a director of Hexcel since February 1996. Dr. Sullivan also serves as a member of the Nominating Committee and the Technology Committee of Hexcel. Dr. Sullivan has served as a director and Senior Vice President of CGC since 1986.



    HERMANN VODICKA, age 53, has been a director of Hexcel since February 1996. Mr. Vodicka also serves as a member of the Nominating Committee and the Technology Committee of Hexcel. Mr. Vodicka has served as President of the Polymers Division and a member of the Executive Committee of Ciba since 1993. Mr. Vodicka is currently the Chairman of the Board of Mettler-Toledo, a leading worldwide manufacturer of scales and balances and a wholly owned subsidiary of Ciba. From 1988 to 1993, Mr. Vodicka was President and Chief Executive Officer of Mettler-Toledo.



    NON-INCUMBENT DIRECTOR NOMINEES



    MARTIN L. SOLOMON, age 59, has been a self-employed investor since 1990. From 1988 to 1990, Mr. Solomon served as Managing Partner of Value Equity Associates I, L.P., an investment partnership. From 1985 to 1987, Mr. Solomon was an investment analyst and portfolio manager of Steinhardt Partners, an investment partnership. Mr. Solomon has also served as a director and Vice Chairman of the Board of Directors of Great Dane Holdings, Inc., which is engaged in the manufacture of transportation equipment, automobile stamping, the leasing of taxis and insurance, since 1985, a director of XTRA Corporation since 1990 and a director of DLB Oil & Gas, Inc., a company engaged in oil exploration and production, since 1995. Mr. Solomon is also a director of various privately-held corporations and civic organizations.



    FRANKLIN S. WIMER, age 59, was a director of Hexcel from February 1995 to February 1996. Mr. Wimer serves as the President and principal of UniRock Management Corporation ("UniRock"), a private merchant banking firm. Mr. Wimer has been with UniRock since January 1987. UniRock has acted as Hexcel's strategic consultant since December 1993. Mr. Wimer is currently Chairman of the Board of Vista Restaurants, Inc., a 12-unit Perkins Family Restaurant franchisee, and a director of RAMI, Inc., Denver Paralegal Institute, Stainless Fabrication Company, Inc. and Western Filter Company.

MEETINGS AND STANDING COMMITTEES OF THE BOARD OF DIRECTORS

    During 1995, there were 15 meetings of the Board of Directors and 14 meetings in the aggregate of the four standing and other special committees of the Board of Directors. Overall attendance at the Board of Directors and committee meetings was approximately 98% in 1995. Each of the incumbent directors attended or participated in at least 75% of the aggregate number of Board of Directors meetings and applicable committee meetings held during 1995.


    The  Board of Directors  has established the  following standing committees:
Audit Committee; Executive Compensation Committee; Finance Committee; Nominating Committee; and Technology Committee. The Board of Directors may establish other special or standing committees from time to time. Members of committees serve at the discretion of the Board of Directors. In accordance with the Governance Agreement and subject to applicable law, rules and regulations (including those of applicable self-regulatory organizations), for so long as Ciba beneficially owns voting securities representing at least 40% of the total voting power of Hexcel, each committee of the Board of Directors will consist of an equal number of Ciba Directors and Independent Directors. At all other times, each committee will be comprised such that Ciba's representation on each committee is at least proportionate to its representation on the Board of Directors unless the committee is comprised of three members or less, in which case at least one Ciba Director will serve on such committee.



    On behalf of the Board of Directors, the Audit Committee reviews, with the independent auditors and management as deemed necessary, the financial statements, the results of the annual audit and internal accounting and control matters. It also recommends to the Board of Directors the selection of auditors. While the Audit Committee is concerned with the accuracy and completeness of Hexcel's financial statements and matters relating thereto, it is not in a position to nor does it in any sense professionally evaluate the quality of the independent audit. It is believed that the Audit Committee's activities serve a useful function in providing ongoing review on behalf of the Board of Directors but they in no way alter the traditional roles and responsibilities of Hexcel's management and independent auditors with respect to the accounting and control functions and financial statements. The current members of the Audit Committee are Messrs. Geller (Chairman), Langerman and Stanske. During 1995, the Audit Committee held two meetings.



    The Executive Compensation Committee makes recommendations to the Board of Directors pertaining to the compensation of, and certain related matters affecting, Hexcel's executive officers. The Executive Compensation Committee also administers Hexcel's long-term incentive plans and makes grants of stock options and/or awards of restricted stock or other equity-based compensation to executive officers and certain non-officer key employees of Hexcel. The current members of the Executive Compensation Committee are Messrs. Cheesmond (Chairman), Geller, Langerman and Sherman. During 1995, the Executive Compensation Committee held five meetings.



    The Finance Committee oversees certain financial affairs of Hexcel and makes recommendations to the Board of Directors with respect thereto. The Finance Committee was established on February 29, 1996 and, as a result, held no meetings in 1995. The current members of the Finance Committee are Messrs. Langerman (Chairman), Cheesmond, Lee and Sherman.



    The Nominating Committee recommends nominees for election to the Board of Directors. The Nominating Committee does not solicit stockholder recommendations for nomination. Under the Governance Agreement, the Nominating Committee is required to nominate the Chairman, the President, the Ciba Nominees and the Independent Nominees. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS -- Relationships and Related Transactions with Ciba -- The Governance Agreement." The current members of the Nominating Committee are Messrs. Lee (Chairman), Geller, Sullivan and Vodicka. During 1995, the Nominating Committee held one meeting.



    The Technology Committee oversees Hexcel's technological processes and research and development activities and makes recommendations to the Board of Directors with respect thereto. The current members of the Technology Committee are Messrs. Springer (Chairman), Habermeier, Sullivan and Vodicka. During 1995, the Technology Committee held one meeting.

                               EXECUTIVE OFFICERS


    Set forth below is certain information concerning the executive officers of Hexcel and all persons chosen to become executive officers of Hexcel as of April 12, 1996. For additional information concerning Messrs. Lee and Habermeier, see "ELECTION OF DIRECTORS -- Information Regarding the Directors and Director Nominees."



                                      EXECUTIVE
                                       OFFICER
          NAME               AGE        SINCE                      POSITION(S) WITH HEXCEL
- ------------------------     ---     -----------  ---------------------------------------------------------
John J. Lee                      59        1993   Chairman of the Board; Chief Executive Officer; Director
Juergen Habermeier               54        1996   President; Chief Operating Officer; Director
Stephen C. Forsyth               40        1994   Senior Vice President of Finance and Administration
Rodney P. Jenks, Jr.             45        1994   Vice President; General Counsel of Americas and
                                                   Asia-Pacific Operations
David M. Wong                    51        1996   Vice President of Corporate Affairs
William P. Meehan                60        1993   Vice President of Finance; Chief Financial Officer
Wayne C. Pensky                  40        1993   Corporate Controller; Chief Accounting Officer
Bruce D. Herman                  40        1996   Treasurer
Joseph H. Shaulson               30        1996   Vice President of Corporate Development; Acting General
                                                   Counsel; Acting Secretary
Michael Carpenter                39        1996   Vice President of the Structures and Interiors Business
                                                   Unit
William Hunt                     53        1996   President of the European Operations of the Composite
                                                   Materials Business Unit
Claude Genin                     60        1996   President of the Fabrics Business Unit
James A. Koshak                  52        1996   President of the U.S. Operations of the Composite
                                                   Materials Business Unit
Thomas J. Lahey                  55        1991   President of the Pacific Rim Business Unit
Robert A. Petrisko               41        1993   Vice President of Research and Technology
Gary L. Sandercock               54        1989   President of the Special Process Business Unit
David Tanonis                    39        1996   Vice President of the Structures and Interiors Business
                                                   Unit
Justin Taylor                    42        1996   President of the Structures and Interiors Business Unit


    STEPHEN C. FORSYTH, age 40, has served as Senior Vice President of Finance and Administration of Hexcel since February 1996. Mr. Forsyth served as Vice President of International Operations of Hexcel from October 1994 to February 1996 and General Manager of Hexcel's Resins Business and Export Marketing from 1989 to 1994 and held other general management positions with Hexcel from 1980 to 1989. Mr. Forsyth joined Hexcel in 1980.


    RODNEY P. JENKS, JR., age 45, has served as Vice President and General Counsel of Americas and Asia-Pacific Operations of Hexcel since April 1996. From March 1994 to March 1996, Mr. Jenks served as Vice President, General Counsel and Secretary of Hexcel. Prior to joining Hexcel in 1994, Mr. Jenks was a partner in the law firm of Wendel, Rosen, Black & Dean, where he continued to serve as counsel until March 1996.



    DAVID M. WONG, age 51, has served as Vice President of Corporate Affairs of Hexcel since February 1996. Mr. Wong served as Hexcel's Director of Special Projects from July 1993 to February 1996 and Corporate Controller and Chief Accounting Officer of Hexcel from 1983 to 1993 and held other general management positions from 1979 to 1983. Mr. Wong joined Hexcel in 1979.



    WILLIAM P. MEEHAN, age 60, has served as Vice President of Finance and Chief Financial Officer of Hexcel since September 1993 and Treasurer of Hexcel from April 1994 to April 1996. Prior to joining

Hexcel in 1993, Mr. Meehan served as President and Chief Executive Officer of Thousand Trails and NACO, a membership campground and resort business, from 1990 to 1992. From 1986 to 1989, Mr. Meehan served as Vice President of Finance and Chief Financial Officer of Hadco Corporation.



    WAYNE C. PENSKY, age 40, has served as Corporate Controller and Chief Accounting Officer of Hexcel since July 1993. Prior to joining Hexcel in 1993, Mr. Pensky was a partner at Arthur Andersen & Co., an accounting firm, where he was employed from 1979 to 1993.


    BRUCE D. HERMAN, age 40, will serve as Treasurer of Hexcel commencing in April 1996. Mr. Herman served as Vice President of Finance in the Transportation and Industrial Financing Division of USL Capital Corp. (formerly U.S. Leasing, Inc.) ("USL") from 1993 to 1996, Vice President of Finance in the Equipment Financing Group of USL from 1991 to 1993 and as Vice President of Corporate Analysis of USL from 1988 to 1991.


    JOSEPH H. SHAULSON, age 30, will serve as Vice President of Corporate Development, Acting General Counsel and Acting Secretary of Hexcel commencing in April 1996. Mr. Shaulson was an associate in the law firm of Skadden, Arps, Slate, Meagher & Flom, where he was employed from 1991 to 1996.


    MICHAEL CARPENTER, age 39, has served as Vice President of Hexcel's Structures and Interiors business unit, responsible for the structures business, since February 1996. Mr. Carpenter served as the Vice President of Structures in the Heath Tecna Division of CGC prior to February 1996. He held various technical and managerial positions with Heath Tecna from 1983.

    WILLIAM HUNT, age 53, has served as the President of the European operations of Hexcel's Composite Materials business unit since February 1996. Mr. Hunt served as the President of the EuroMaterials unit of the Ciba Composites Business from 1991 to February 1996 and as the Managing Director of Ciba-Geigy Plastics from 1990 to 1991. Prior to joining Ciba in 1990, Mr. Hunt held various other technical and managerial positions, including the position of Managing Director of Illford Limited (Photographic) Co.
    CLAUDE GENIN, age 60, has served as President of Hexcel's Fabrics business unit since February 1996. Mr. Genin served as a managing director of Hexcel S.A.
(Lyon) from 1977 to 1996. Hexcel S.A. (Lyon) was acquired by Hexcel in 1985. JAMES A. KOSHAK, age 52, has served as President of the U.S. operations of
Hexcel's Composite Materials business unit since February 1996. Mr. Koshak served as Vice President of the Ciba Composites Business and General Manager of the U.S. Materials unit of the Ciba Composites Business from 1993 to February 1996 and as Vice President of Ciba's Polymers Division and General Manager of Ciba's Formulated Systems unit from 1988 to 1993. Mr. Koshak held various other technical and managerial positions with Ciba from 1974 to 1988.
    THOMAS J. LAHEY, age 55, has served as President of Hexcel's Pacific Rim business unit since February 1996. Mr. Lahey served as Vice President of Worldwide Sales of Hexcel from April 1993 to February 1996, Vice President of Advanced Composites of Hexcel from 1992 to 1993, General Manager of Advanced Composites of Hexcel from 1991 to 1992 and General Manager of Advanced Products of Hexcel from 1989 to 1991. Prior to joining Hexcel in 1989, Mr. Lahey held the position of Executive Assistant to the President of Kaman Aerospace Corporation from 1987 to 1988 and was a Vice President of Grumman Corporation from 1985 to 1987.

    DR. ROBERT A. PETRISKO, age 41, has served as Vice President of Research and Technology of Hexcel since September 1993. Dr. Petrisko served as Manager of the Signature Technology Group at Hexcel's Chandler facility and Director of Aerospace Technology from 1989 to 1993. Dr. Petrisko joined Hexcel in 1989, after serving as a Research Specialist with Dow Corning Corporation from 1985 to 1989.



    GARY L. SANDERCOCK, age 54, has served as President of Hexcel's Special Process business unit since February 1996. Mr. Sandercock served as Vice President of Manufacturing of Hexcel from April 1993 to February 1996, Vice President of Reinforcement Fabrics of Hexcel from 1989 to 1993 and General Manager of the Trevarno Division of Hexcel from 1985 to 1989 and held other manufacturing and general management positions from 1967 to 1985. Mr. Sandercock joined Hexcel in 1967.


    DAVID TANONIS, age 39, has served as Vice President of Hexcel's Structures and Interiors business unit, responsible for the interiors business, since February 1996. Mr. Tanonis served as the Vice President of Interiors in the Heath Tecna Division of CGC prior to February 1996. Mr. Tanonis has held various technical and managerial positions with Heath Tecna since he joined the division in 1987. Mr. Tanonis held various management positions with Polymer Engineering, Inc. from 1978 to 1987.


    JUSTIN TAYLOR, age 42, will serve as President of Hexcel's Structures and Interiors business unit commencing in April 1996. From July 1995 to April 1996, Mr. Taylor served as a member of Ciba's strategic planning unit. Prior to July 1995, Mr. Taylor held various management positions in the Heath Tecna Division of CGC.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


STOCK BENEFICIALLY OWNED BY PRINCIPAL STOCKHOLDERS



    The following table sets forth certain information as of April 12, 1996 with respect to the beneficial ownership of Common Stock by any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known to Hexcel to be the beneficial owner of more than five percent of the issued and outstanding shares of Common Stock.



                                       NUMBER OF
                                       SHARES OF      PERCENT OF
         NAME AND ADDRESS            COMMON STOCK        CLASS
- ----------------------------------  ---------------  -------------
Ciba-Geigy Limited (1)                   18,021,748        49.8%
Ciba-Geigy Corporation
CH 4002
Basle, Switzerland

Mutual Series Fund, Inc. (2)              3,576,273         9.9%
Heine Securities Corporation
Michael Price
51 John F. Kennedy Parkway
Short Hills, NJ 07078


- ------------------------

(1) Based on information contained in Amendment No. 1 to a Statement on Schedule 13D filed with the Securities and Exchange Commission (the "Commission") on March 8, 1996 on behalf of Ciba and CGC, Ciba has sole voting and investment power with respect to 9,204,503 shares of Common Stock and CGC has sole voting and investment power with respect to 8,817,245 shares of Common Stock. The shares of Common Stock beneficially owned by Ciba and CGC are subject to the terms of the Governance Agreement. See "ELECTION OF DIRECTORS" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."



(2) Amount shown includes 40,667 shares of Common Stock issuable upon the exercise of options granted to Peter A. Langerman. See "-- Stock Beneficially Owned by Directors, Director Nominees and Officers -- Note 2." Such shares are treated as outstanding for purposes of calculating the percentage of outstanding shares owned. Based on information provided in Amendment No. 3 to a Statement on Schedule 13D filed with the Commission on April 7, 1995 on behalf of Mutual Series Fund, Heine Securities Corporation and Michael Price, such parties have sole voting and investment power with respect to all the shares of Common Stock held by it (excluding the shares of Common Stock issuable upon the exercise of Mr. Langerman's options).

STOCK BENEFICIALLY OWNED BY DIRECTORS, DIRECTOR NOMINEES AND OFFICERS

    The following table sets forth certain information as of April 12, 1996 with respect to the beneficial ownership of Common Stock by each of Hexcel's directors and director nominees, certain of its executive officers and all directors and executive officers as a group.



                                               NUMBER OF       PERCENTAGE OF
                                               SHARES OF        OUTSTANDING
                                                 COMMON      SHARES OF COMMON
                   NAME                        STOCK (4)           STOCK
- -------------------------------------------  --------------  -----------------
John M.D. Cheesmond (1)                             14,000           *
Marshall S. Geller                                 109,667           *
Juergen Habermeier                                  20,000           *
Peter A. Langerman (2)                              40,667           *
John J. Lee                                        382,160            1.1%
Stanley Sherman (1)                                 14,000           *
Martin L. Solomon                                        0           *
George S. Springer                                  41,167           *
Frederick W. Stanske (3)                            40,667           *
Joseph T. Sullivan (1)                              14,000           *
Hermann Vodicka (1)                                 14,000           *
Franklin S. Wimer                                   40,000           *
William P. Meehan                                   26,000           *
Rodney P. Jenks, Jr.                                33,500           *
Stephen C. Forsyth                                  43,169           *
Gary L. Sandercock                                  90,361           *
All Executive Officers and Directors as a
 group (23 persons)                              1,079,367            3.0%


- ------------------------
 *  Less than 1%.


(1) Messrs. Cheesmond, Sherman, Sullivan and Vodicka serve on the Board of Directors at the request of Ciba and/or CGC pursuant to the Governance Agreement. Based on information provided in Amendment No. 1 to a Statement on Schedule 13D filed with the Commission on March 8, 1996 on behalf of Ciba and CGC, Ciba and CGC beneficially own an aggregate of 18,021,748 shares of Common Stock. See "-- Stock Beneficially Owned by Principal Stockholders."



(2) Mr. Langerman is an Executive Vice President of Mutual Series Fund and serves on the Board of Directors of Hexcel at the request of Mutual Series Fund. Based on information contained in Amendment No. 3 to a Statement on
    Schedule 13D filed with the Commission on April 7, 1995, Mutual Series Fund, Heine Securities Corporation and Michael Price beneficially own 3,535,606 shares of Common Stock. See "-- Stock Beneficially Owned by Principal Stockholders." In accordance with the internal policies of Mutual Series Fund, Mr. Langerman has agreed to provide Mutual Series Fund with the net after-tax economic benefit to him of his directors' stock options for the benefit of its fund investors. Mr. Langerman disclaims beneficial ownership of the shares of Common Stock issuable upon exercise of his directors' stock options. Mr. Langerman is not standing for reelection to the Board of Directors.



(3) Mr. Stanske is a Vice President of Fisher Investments. Based on information contained in a Form 13F filed with the Commission on February 12, 1996, Fisher Investments beneficially owns 274,800 shares of Common Stock. In accordance with the internal policies of Fisher Investments, Mr. Stanske has agreed to provide Fisher Investments with the net after-tax economic benefit to him of his directors' stock options for the benefit of its investors. Mr. Stanske disclaims beneficial ownership of the shares of Common Stock issuable upon exercise of his directors' stock options. Mr. Stanske is not standing for reelection to the Board of Directors.



(4) Includes shares issuable upon the exercise of options that are currently exercisable or that will become exercisable within 60 days. Such shares are held as follows: Mr. Cheesmond (14,000); Mr. Geller (40,667); Mr. Langerman (40,667); Mr. Lee (94,172); Mr. Sherman (14,000); Dr. Springer (40,667); Mr.
    Stanske (40,667); Dr. Sullivan (14,000); Mr. Vodicka (14,000); Mr. Wimer (40,000); Mr. Meehan (26,000); Mr. Jenks (32,700); Mr. Forsyth (38,925); Mr.
    Sandercock (79,375); and all other executive officers (174,025). Shares issuable upon the exercise of options that are currently exercisable or that will become exercisable within 60 days are treated as outstanding for purposes of computing the percentage of outstanding shares. Other than Messrs. Langerman and Stanske, all directors and executive officers of Hexcel have sole voting and investment power with respect to the shares of Common Stock held by them. See "-- Note 2" and "-- Note 3."

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the total compensation paid or accrued by Hexcel to or for the account of each of the Chief Executive Officer and the four other most highly compensated executive officers of Hexcel for the fiscal year ended December 31, 1995.


                                                                             LONG-TERM COMPENSATION
                                                                           --------------------------
                                                                                     AWARDS
                                                            ANNUAL         --------------------------
                                                     COMPENSATION (1)(2)   RESTRICTED    SECURITIES
                                                     --------------------     STOCK      UNDERLYING      ALL OTHER
                                                      SALARY      BONUS      AWARDS     OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION                 YEAR        ($)      ($)(6)      ($)(7)          (#)          ($)(8)
- ----------------------------------------  ---------  ---------  ---------  -----------  -------------  -------------
John J. Lee (3) ........................       1995    400,000    500,000      --            40,000         384,187
 Chairman and Chief                            1994    453,333    350,000      --            --               6,448
 Executive Officer                             1993    160,005     --                                        51,675
William P. Meehan (4) ..................       1995    200,000     70,000      --            39,000           9,000
 Vice President of Finance, Chief              1994    240,000    125,000      --            --               6,517
 Financial Officer                             1993     86,461     --          --            --             --
Rodney P. Jenks, Jr. (5) ...............       1995    180,000     60,000      --            39,000           4,500
 Vice President and General Counsel of         1994    159,252     41,440      --            --               3,877
 Americas and Asia-Pacific Operations          1993     --         --          --            --             --
Stephen C. Forsyth .....................       1995    149,375    100,000      --            33,000          12,500
 Senior Vice President of Finance and          1994    115,804     51,040      --            --               4,404
 Administration                                1993    108,936     --          --             1,500           3,268
Gary L. Sandercock .....................       1995    145,386     50,000      --            33,000           8,833
 President of the Special Process              1994    140,004     50,000      --            --               6,488
 Business Unit                                 1993    140,004     --          35,706        15,000           6,236


- ------------------------
(1) Annual compensation includes amounts earned in the fiscal year, whether or not deferred.

(2) Aggregate perquisite values do not exceed the lesser of $50,000 or 10% of reported salary and bonuses for each year.

(3) Mr. Lee served as a consultant in July and August 1993 and as an employee commencing September 1, 1993.

(4) Mr. Meehan's employment with Hexcel commenced on August 23, 1993.


(5) Mr. Jenks' employment with Hexcel commenced on February 2, 1994. From March 1994 to March 1996, Mr. Jenks served as Vice President, General Counsel and Secretary of Hexcel.



(6) Bonuses were earned in fiscal year 1995 and paid in 1996. Bonuses for 1994 include consummation and employee retention bonuses that were earned during Hexcel's Chapter 11 bankruptcy case and approved by the Bankruptcy Court and were paid in 1995.



(7) Restricted stock was granted under Hexcel's 1988 Management Stock Plan from 1988 to 1993 and is subject to certain restrictions requiring that the executive remain in Hexcel's employ for a period of five years before being entitled to receive all of the shares issued. The executive does not pay cash for the shares issued. The shares are non-transferable while restricted; however, the holder is entitled to vote the shares and receive, without restrictions, all dividends and distributions, except dividends or distributions in stock or other shares which then become similarly restricted. The restrictions all terminate upon the executive's retirement, death or disability. If employment otherwise terminates during the restricted period, the unvested shares are forfeited to Hexcel without payment of any consideration. The restrictions on the restricted stock will lapse in varying percentages between three and five years following issuance. In the above table, the restricted stock is valued as of the date of grant. At December 31, 1995, Messrs. Lee, Meehan, Jenks and Forsyth held no restricted shares; and Mr. Sandercock held 5,924 restricted shares valued at $66,645, based on the closing price of $11.25 per share of the Common Stock on the New York Stock Exchange Composite Tape on December 29, 1995.



(8) All Other Compensation for fiscal year 1995 consists of (i) estimated contributions by Hexcel to Hexcel's 401(k) Retirement Savings Plan as follows: Mr. Lee -- $4,500; Mr. Meehan -- $4,500; Mr. Jenks -- $4,500; Mr.
    Forsyth -- $3,740; and Mr. Sandercock -- $4,500; and (ii) accruals under Hexcel's Executive Deferred Compensation Plan as follows: Mr. Lee -- $13,500; Mr. Meehan -- $4,500; Mr. Forsyth -- $3,600; and Mr. Sandercock -- $2,931. For Mr. Sandercock, the amount also includes a $1,402 reimbursement for income taxes attributable to the personal use of an automobile leased by Hexcel. For Mr. Lee, the amount also includes deferred compensation in an amount equal to $366,147 in accordance with the terms of Mr. Lee's employment agreement with Hexcel. See "-- Employment and Other Agreements -- Employment and Consulting Agreements with Mr. Lee -- New Employment Agreement with Mr. Lee." Additional disclosure regarding benefits under the Executive Deferred Compensation Plan is provided below under "-- Deferred Compensation."


OPTIONS

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                                        POTENTIAL REALIZABLE
                                                            INDIVIDUAL GRANTS                             VALUE AT ASSUMED
                                   -------------------------------------------------------------------    ANNUAL RATES OF
                                        NUMBER OF        % OF TOTAL                                            STOCK
                                       SECURITIES       OPTIONS/SARS                                     PRICE APPRECIATION
                                       UNDERLYING        GRANTED TO      EXERCISE                       FOR OPTION TERM (2)
                                      OPTIONS/SARS      EMPLOYEES IN      OR BASE        EXPIRATION     --------------------
NAME                                 GRANTED (#) (1)     FISCAL YEAR   PRICE ($/SH)         DATE          5%($)     10%($)
- ---------------------------------  -------------------  -------------  -------------  ----------------  ---------  ---------
John J. Lee......................          40,000              5.08           4.75       April 4, 2005    119,490    302,811
William P. Meehan................          39,000              4.95           6.38        June 7, 2000     68,744    151,907
Rodney P. Jenks, Jr..............          39,000              4.95           6.38        June 7, 2000     68,744    151,907
Stephen C. Forsyth...............          33,000              4.19           6.38        June 7, 2000     58,168    128,537
Gary L. Sandercock...............          33,000              4.19           6.38        June 7, 2000     58,168    128,537


- ------------------------

(1) All options were granted during fiscal year 1995 subject to stockholder approval of Hexcel's Incentive Stock Plan, which approval was received on February 21, 1996. Mr. Lee's options were granted to him in his capacity as a director of Hexcel.



(2) The amounts shown in these columns are the potential realizable value of options granted at assumed rates of stock price appreciation (5% and 10%) set by the executive compensation disclosure provisions of the proxy rules of the Commission and have not been discounted to reflect the present values of such amounts. The assumed rates of stock price appreciation are not intended to forecast the future stock price appreciation of the Common Stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES


                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED IN
                                                              OPTIONS/SARS AT FISCAL   THE MONEY OPTIONS/SARS AT
                                                                 YEAR END (#) (1)        FISCAL YEAR END ($)(2)
NAME                                                          EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
                                                              -----------------------  --------------------------
John J. Lee.................................................       26,667/13,333             173,336/86,665
William P. Meehan...........................................       26,000/13,000             126,750/63,375
Rodney P. Jenks, Jr.........................................       26,000/13,000             126,750/63,375
Stephen C. Forsyth..........................................       31,425/11,000             109,911/53,625
Gary L. Sandercock..........................................       71,875/11,000             120,981/53,625


- ------------------------

(1) Includes (i) options granted pursuant to Hexcel's Incentive Stock Plan as follows: Mr. Lee (40,000); Mr. Meehan (39,000); Mr. Jenks (39,000); Mr.
    Forsyth (33,000); and Mr. Sandercock (33,000); and (ii) options granted pursuant to Hexcel's 1988 Management Stock Plan as follows: Mr. Forsyth (10,425); and Mr. Sandercock (38,875).



(2) Based on the closing price of $11.25 per share of Common Stock as reported on the New York Stock Exchange Composite Tape on December 29, 1995.


DEFERRED COMPENSATION

                  EXECUTIVE DEFERRED COMPENSATION PLAN (1)(2)
                            ANNUAL RETIREMENT INCOME


                                                                 YEARS OF SERVICE (3)
                                     ----------------------------------------------------------------------------
REMUNERATION                             10           15           20           25           30           35
- -----------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
$ 125,000..........................  $    18,750  $    28,125  $    37,500  $    46,875  $    56,250  $    65,625
  150,000..........................       22,500       33,750       45,000       56,250       67,500       78,750
  175,000..........................       26,250       39,375       52,500       65,625       78,750       91,875
  200,000..........................       30,000       45,000       60,000       75,000       90,000      105,000
  250,000..........................       37,500       56,250       75,000       93,750      112,500      131,250
  300,000..........................       45,000       67,500       90,000      112,500      135,000      157,500
  350,000..........................       52,500       78,750      105,000      131,250      157,500      183,750
  400,000..........................       60,000       90,000      120,000      150,000      180,000      210,000
  450,000..........................       67,500      101,250      135,000      168,750      202,500      236,250
  500,000..........................       75,000      112,500      150,000      187,500      225,000      262,500
  550,000..........................       82,500      123,750      165,000      206,205      247,500      288,750
  600,000..........................       90,000      135,000      180,000      225,000      270,000      315,000
  650,000..........................       97,500      146,250      195,000      243,750      292,500      341,250
  700,000..........................      105,000      157,500      210,000      262,500      315,000      367,500
  750,000..........................      112,500      168,750      225,000      281,250      337,500      393,750
  800,000..........................      120,000      180,000      240,000      300,000      360,000      420,000
  850,000..........................      127,500      191,250      255,000      318,750      382,500      446,250
  900,000..........................      135,000      202,500      270,000      337,500      405,000      472,500
  950,000..........................      142,500      213,750      285,000      356,250      427,500      498,750
 1,000,000.........................      150,000      225,000      300,000      375,000      450,000      525,000


- ------------------------
(1) Executive Deferred Compensation Plan: This retirement plan consists of individual agreements between Hexcel and certain key executive employees designated by the Board of Directors. The agreements provide an annual retirement income to these key employees of 1.5% of their cash compensation, including salary and bonuses, for each year they are covered under the plan. Each agreement also requires Hexcel to continue to cover the key executive under Hexcel's group medical and dental insurance plans and to provide life insurance for so long as the executive continues to receive monthly payments under the agreement and has not attained the age of 75. See "-- Note 2."


(2) Benefits are payable monthly, as a life annuity (with a minimum of 120 monthly payments), commencing upon the later of the executive's attainment of age 65 or retirement. However, Hexcel has the right to consent to the executive's request for a different form of benefit payment, including a lump sum payment. The benefits provided under the Executive Deferred Compensation Plan are not offset by Social Security or any other amounts.


(3) As of the end of the 1995 fiscal year, estimated credited years of service were as follows: Mr. Lee -- 1-1/3 years; Mr. Meehan -- 2 years; Mr. Forsyth -- 1-1/3 years; Mr. Sandercock -- 6 years. Mr. Jenks did not participate in the plan in 1995, but has participated in the plan in the current fiscal year, commencing April 1, 1996.


EMPLOYMENT AND OTHER AGREEMENTS

    EMPLOYMENT AND CONSULTING AGREEMENTS WITH MR. LEE

    INTERIM EMPLOYMENT AGREEMENT AND CONSULTING AGREEMENT WITH MR. LEE


    By authorization of the Bankruptcy Court dated as of September 21, 1994, Hexcel was authorized to enter into an employment agreement (the "Interim Employment Agreement") with Mr. Lee dated as of September 1, 1994 providing for his continued employment as Chief Executive Officer and Chairman of the Board of Directors of Hexcel at an annual salary of $400,000. Mr. Lee also participated in certain specified benefit programs and was entitled to expense reimbursement. During the term of the Interim Employment Agreement, Mr. Lee was not entitled to receive any Board of Directors fees, but remained eligible to participate in, and have his service during the term credited towards, Hexcel's Directors' Retirement Plan.



    The Interim Employment Agreement contemplated that Mr. Lee would resign as an officer of Hexcel and be retained as a consultant to Hexcel for strategic planning pursuant to certain pre-negotiated terms for a period of two years. The consulting agreement would be subject to termination at the end of the first year by resolution of the Board of Directors delivered to Mr. Lee not earlier than 60 days and not later than 30 days prior to the end of the first year. The compensation provided to Mr. Lee as a consultant would have been as follows: base compensation (salary and fees) of $180,000 per year during the first year and $230,000 during the second year, plus the benefits provided to him under the Interim Employment Agreement. In addition, there would have been a bonus opportunity, as determined by the Board of Directors. Pursuant to the terms of the consulting agreement, Mr. Lee would have also received stock options for 113,379 shares of Common Stock. Such options would have had an exercise price of $5.05 per underlying share of Common Stock and would have vested in equal monthly installments over the two-year term of the consulting agreement, subject to being fully vested upon an early termination thereof (other than for cause or voluntary resignation) and would have been exercisable until the later of three years following the date of grant or one year after expiration of the consulting agreement.



    As a result of the consummation of Hexcel's acquisition of the Ciba Composites Business on February 29, 1996 (the "Acquisition"), Mr. Lee did not resign as an officer of Hexcel and has not been retained as a consultant pursuant to the consulting agreement contemplated by the Interim Employment Agreement and the Plan of Reorganization. Rather, Mr. Lee is continuing to serve as Chief Executive Officer and Chairman of the Board of Directors pursuant to the new employment agreement described below.


    NEW EMPLOYMENT AGREEMENT WITH MR. LEE


    Hexcel has entered into a new five-year employment agreement with Mr. Lee (the "New Lee Agreement") effective February 29, 1996. The New Lee Agreement provides for (i) an annual base salary of $400,000, subject to annual review by the Executive Compensation Committee, and a bonus
of  $500,000  in  respect  of  services  rendered  in  1995,  (ii)  a   deferred
compensation arrangement intended to provide Mr. Lee an annual retirement benefit, which when added to his other Hexcel retirement benefits, will be equal to approximately 50% of the average annual cash compensation paid to him during the term of his employment with Hexcel and (iii) Mr. Lee's participation, where appropriate, in all other components of senior executive compensation, including a grant of 100,000 short-term options under Hexcel's short-term option program (and, upon exercise of such short-term options, grants of automatic reload options) and 200,000 performance accelerated restricted stock units ("PARS") under Hexcel's PARS program. See "-- Short-Term Option Program" and "-- Performance Accelerated Restricted Stock Units."


    The New Lee Agreement also provided for the grant to Mr. Lee on February 29, 1996 of options to purchase 200,000 shares of Common Stock under the Incentive Stock Plan, which options (i) have an exercise price per share equal to the fair market value of the Common Stock on February 29, 1996 ($12.50 per share), (ii) have a term of 10 years and (iii) become exercisable with respect to one-third of the shares of Common Stock covered thereby on each of the first, second and third anniversaries of the date of the grant, subject to earlier vesting upon the attainment of certain performance goals. In subsequent fiscal years, Mr. Lee will be entitled to participate in Hexcel's incentive plans at a level appropriate in comparison to other senior executive officers of Hexcel.

    The options and PARS granted to Mr. Lee provide for immediate acceleration of vesting upon the occurrence of a change in control of Hexcel and in certain other circumstances.


    Finally, the New Lee Agreement preserves the economic benefits to Mr. Lee of certain compensatory arrangements provided for in the First Amended Plan of Reorganization which was confirmed by the Bankruptcy Court in connection with Hexcel's bankruptcy reorganization (the "Plan of Reorganization") and in the Interim Employment Agreement. In this regard, the New Lee Agreement provided Mr. Lee with certain benefits that would have been granted to him under the Plan of Reorganization and the Interim Employment Agreement, including (i) the grant to Mr. Lee of an option to purchase 113,379 shares of Common Stock with an exercise price of $5.05 per share and vesting in equal monthly installments over a two-year period from the date of grant and (ii) a $500,000 bonus relating to Mr. Lee's fiscal 1995 performance as Chief Executive Officer. In exchange for the options and bonus provided to Mr. Lee under the New Lee Agreement, Mr. Lee has foregone the two-year consulting agreement provided for in the Plan of Reorganization and the Interim Employment Agreement. See "-- Interim Employment Agreement and Consulting Agreement with Mr. Lee."



    AGREEMENTS WITH MR. MEEHAN



    Hexcel entered into an interim employment agreement with Mr. Meehan for the term commencing on February 9, 1995 and ended June 30, 1995. Mr. Meehan received compensation during the term based on an annual salary of $200,000, along with a consummation bonus of $125,000 which was paid shortly after the effective date of the Plan of Reorganization. Mr. Meehan also participated in the benefit plans available to other employees of Hexcel. In December 1995, Hexcel agreed to continue to employ Mr. Meehan until June 30, 1996. The new agreement with Mr. Meehan provides for (i) an annual salary of $200,000 and a bonus of $100,000 payable within five business days after June 30, 1996, in respect of services rendered in 1995 and the first half of 1996 and (ii) the vesting of the second third of his 1995 option grant. See "-- Options." In March 1996, Mr. Meehan was paid $70,000 of the $100,000 bonus provided for under his new agreement. Such bonus payment was made in respect of services rendered by Mr. Meehan in 1995.



    AGREEMENTS WITH MR. JENKS



    In November 1995, Hexcel entered into a transitional employment agreement with Mr. Jenks, pursuant to which Mr. Jenks continued to serve as Vice President, General Counsel and Secretary of Hexcel until March 31, 1996. The transitional employment agreement with Mr. Jenks provided for (i) an annual salary of $180,000 and a bonus of $100,000 payable no later than five business days after March 31, 1996 in respect of Mr. Jenks' service to Hexcel prior to and during the term of such agreement and (ii) the vesting of the second third of his 1995 option grant. See "-- Options." In March

1996, Mr. Jenks was paid $60,000 of the $100,000 bonus provided for under the transitional employment agreement. Such bonus payment was made in respect of services rendered by Mr. Jenks in 1995. In April 1996, Mr. Jenks was paid $40,000 of the $100,000 bonus provided for under the transitional employment agreement. Such bonus payment was made in respect of services rendered by Mr. Jenks in 1996. In April 1996, Hexcel entered into a severance agreement with Mr. Jenks. See "-- Severance Agreements with Messrs. Jenks, Forsyth and Sandercock."



    SEVERANCE AGREEMENTS WITH MESSRS. JENKS, FORSYTH AND SANDERCOCK



    In April 1996, October 1994 and January 1995, Hexcel entered into severance agreements with Messrs. Jenks, Forsyth and Sandercock, respectively, providing each of them with severance benefits upon certain terminations of their employment with Hexcel. Such agreements provide for a severance payment equal to one year of annual base salary (as in effect on the date of termination). The agreement with Mr. Sandercock also provides for an additional payment in an amount equal to any bonus paid within the 12-month period immediately prior to the date of termination upon a termination of employment by Hexcel (other than for "cause", as defined in the severance agreement) or upon a termination of employment by Mr. Sandercock for "good reason" (as defined in the severance agreement). The severance agreements do not affect the employees' rights to continue to receive benefits under Hexcel's benefit plans.


    EXECUTIVE DEFERRED COMPENSATION AGREEMENTS


    This program consists of individual agreements between Hexcel and certain key executives designated by the Board of Directors. Messrs. Lee, Meehan, Jenks, Forsyth and Sandercock participate in this program. The agreements provide an annual retirement income to these key executives of 1.5% of their salary and bonuses for each year they are covered under the program. The retirement benefits are payable monthly, as a life annuity (with a minimum of 120 monthly payments); however, Hexcel has the right to consent to the executive's request for a different form of benefit payment, including a lump sum payment. Each agreement also requires Hexcel to continue to cover the key executive under Hexcel's group medical and dental insurance plans and to provide life insurance for so long as the executive continues to receive monthly payments under the agreement (i.e., the executive has not received a lump sum benefit under the agreement) and has not attained the age of 75. The retirement benefits commence upon the later of the executive's attainment of age 65 or retirement. Additional information about these agreements is contained in the Executive Deferred Compensation Plan table above.


    SHORT-TERM OPTION PROGRAM


    On February 29, 1996, Hexcel established a short-term option program (the "Short-Term Option Program") under its Incentive Stock Plan. Participants in the Short-Term Option Program have been granted options (the "Short-Term Options") to purchase shares of Common Stock, which (i) have an exercise price per share equal to the fair market value of the Common Stock on the date of exercise, (ii) have a term of 90 days, (iii) are immediately exercisable and (iv) provide for additional grants to the participant, on each date that the participant exercises Short-Term Options, of options (the "Reload Options") to purchase two shares of Common Stock for each Short-Term Option so exercised. The Reload Options (i) have an exercise price per share equal to the fair market value of Common Stock on the date of grant of the Reload Option, (ii) have a term of 10 years and (iii) become exercisable with respect to one-third of the shares of Common Stock covered thereby on each of the first, second and third anniversaries of the date of grant, subject to earlier vesting upon the attainment of certain performance goals and subject to certain holding period requirements with respect to the shares of Common Stock acquired upon exercise of the Short-Term Options.


    PERFORMANCE ACCELERATED RESTRICTED STOCK UNITS

    On February 29, 1996, Hexcel established a performance accelerated restricted stock units program (the "PARS Program") under the Incentive Stock Plan. The PARS to be issued under the PARS Program vest, convert into Common Stock and are distributed to participants on a date to be determined at the time of grant, subject to accelerated vesting at a rate determined by the achievement of certain performance goals.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Executive Compensation Committee of the Board of Directors of Hexcel (the "Committee") reviews and authorizes the salaries and bonuses of the executive officers of Hexcel, administers Hexcel's incentive stock plans and reviews and authorizes grants of stock options, restricted stock and other incentive compensation awards. During the fiscal year ended December 31, 1995, the Committee performed a review of compensation levels and arrangements for all of the executive officers of Hexcel in order to develop overall compensation objectives and design a compensation program that would assist Hexcel in meeting such objectives.

    OBJECTIVES

    The Committee's primary objective is to retain the most qualified employees and to insure that they are provided proper incentives to have Hexcel prosper over the long term. In establishing the components and levels of compensation for its executive officers, the Committee seeks (i) to maintain compensation at levels that are competitive with the other companies in a comparator group composed of companies in the aerospace and manufacturing industries (the
"Comparator Group") so that Hexcel can attract and retain highly qualified executives and (ii) to provide financial incentives in order to align the interests of executive officers more closely with those of the stockholders of Hexcel and to motivate such executives to increase stockholder value by improving corporate performance and profitability.

    COMPONENTS OF EXECUTIVE COMPENSATION

    CASH COMPENSATION

    Cash compensation is generally comprised of base salary and bonus. Base salaries are generally competitive with other companies in the Comparator Group. In determining the appropriate base salaries of its executive officers, the Committee considers those factors that it deems most relevant at the time, including the levels of base salary provided to executive officers in the Comparator Group as well as each executive officer's individual performance, subjectively determined, in respect of the preceding fiscal year. In respect of the past fiscal year, Hexcel's emergence from bankruptcy reorganization and improving financial condition were significant factors affecting cash compensation. In this regard, certain executive officers were awarded modest increases in base salary during 1995. The Committee granted such increases in recognition of the fact that base salaries had been frozen for two years and that certain executive officers had been assigned additional responsibilities without commensurate increases in salary.


    Hexcel has historically provided performance-based bonus opportunities to executive officers contingent on the success of Hexcel. However, in light of Hexcel's bankruptcy reorganization, no such bonuses were granted in 1994. In lieu of such bonuses, the Committee authorized cash "stay-on" bonuses in 1994 for executive officers and key employees of Hexcel. For fiscal 1995, the Committee granted discretionary cash bonuses to certain executive officers and other key employees, which were paid in 1996. In determining the appropriate amount of the 1995 cash bonuses, the Committee considered (i) Hexcel's financial performance in fiscal 1995 and (ii) each executive officer's and other key employee's individual performance, including efforts made in connection with the Acquisition, subjectively determined, in fiscal 1995.


    EQUITY COMPENSATION

    Equity compensation is comprised of stock options and other stock-based awards; however, grants of such awards have been limited in the past fiscal year by virtue of the bankruptcy reorganization. No stock options or stock awards were granted in 1994. Stock options were granted to certain executive officers and other key employees of Hexcel under the Incentive Stock Plan in 1995. Such options were granted subject to stockholder approval of the Incentive Stock Plan, which approval was subsequently obtained. Stock option grants reflect the Committee's desire to provide a meaningful equity incentive for the executive to have Hexcel prosper over the long term. Stock option grants are also determined in consideration of individual performance as well as each executive officer's personal contribution to the success of Hexcel.

    CHIEF EXECUTIVE OFFICER COMPENSATION


    Effective as of September 1, 1994, Hexcel and Mr. Lee entered into the Interim Employment Agreement, which was agreed to by the Official Committee of Equity Security Holders (the "Equity Committee") and the Board of Directors and authorized by the Bankruptcy Court in accordance with Hexcel's bankruptcy reorganization. The Interim Employment Agreement, which was in effect for all of 1995, provided for Mr. Lee's continued employment as Chief Executive Officer at an annual salary of $400,000, a reduction from his prior year's salary. The Interim Employment Agreement also provided Mr. Lee (i) certain employment benefits (E.G., medical coverage) and (ii) a monthly stipend of $5,000 for office space for Mr. Lee in the New York metropolitan area.


    In addition, in November 1994, the Committee approved a consulting agreement with Mr. Lee that would be effective upon the selection of his successor and a stock option to purchase approximately 0.625% of the reorganized Hexcel's fully diluted Common Stock. As part of the confirmation of the Plan of Reorganization in February 1995, the Bankruptcy Court, the Equity Committee and the Board of Directors approved the consulting agreement and the option.


    Mr. Lee received no other compensation during 1994. Mr. Lee was paid a Reorganization Bonus of $350,000 upon the confirmation of the Plan of Reorganization in 1995 as compensation for the services rendered by him to Hexcel during the bankruptcy period. This bonus, along with bonuses to a number of other key employees, was approved by Hexcel's Board of Directors and by the Equity Committee in November 1994 and by the Equity Committee and the Bankruptcy Court in February 1995. On February 29, 1996, Hexcel entered into the New Lee Agreement with Mr. Lee, which, among other things, provided for a $500,000 bonus payment in respect of his performance in 1995. See "-- Employment and Other Agreements -- Employment and Consulting Agreements with Mr. Lee -- New Employment Agreement with Mr. Lee."


    COMPENSATION OF EXECUTIVE OFFICERS GENERALLY

    The procedure for determining executive officer compensation is as follows. The Chief Executive Officer of Hexcel (the "CEO") recommends the level of compensation of each executive officer to the Committee based on such criteria as the compensation of executives at corporations of similar size and operations, years of service to Hexcel, the amount of time and travel the position requires, the effort put forth during the past year, the results of Hexcel and the function for which the individual was responsible and the desire to encourage the long-term commitment of the executive. The Committee considers each of these factors in determining whether to approve or modify the CEO's recommendation. With respect to new executives, the CEO and the Committee also take into consideration the results of any arm's length negotiations between Hexcel and such executive. In addition, as part of the compensation package of each executive, the CEO recommends, and the Committee considers, the grant of stock options and other incentive compensation to each executive based on the above factors.

    DEDUCTIBILITY OF COMPENSATION

    Due to recent changes in tax law, the deductibility of compensation for corporate tax purposes of certain compensation paid to individual executive officers of Hexcel in excess of $1 million in any year may be restricted. The Committee will, in general, seek to qualify compensation paid to its executive officers for deductibility although the Committee believes it is appropriate to retain flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Committee's judgment, it is in Hexcel's best interest to do so.


                                          The Executive Compensation Committee


                                          John M.D. Cheesmond (Chairman)
                                          Marshall S. Geller
                                          Peter A. Langerman
                                          Stanley Sherman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


    The following current or former directors were members of the Executive Compensation Committee of the Board of Directors during 1995: Gary Depolo, Cyrus Holley, Marshall S. Geller, Joseph L. Harrosh, Peter A. Langerman, John J. Lee and Robert L. Witt.



    During his service on the Executive Compensation Committee of Hexcel (from February 28, 1995 to August 1, 1995), Mr. Lee also served as the Chief Executive Officer of Hexcel. In addition, during 1995, Mr. Lee also served as a member of the compensation committee of XTRA Corporation. Mr. Lewis Rubin, a director of Hexcel until February 9, 1995, also served as President and Chief Executive Officer of XTRA Corporation. Mr. Rubin did not serve on the Executive Compensation Committee of Hexcel.



    Mr. Witt, a member of the Executive Compensation Committee during 1995 (from February 28, 1995 to February 29, 1996), had served as Chief Executive Officer of Hexcel from 1986 to 1993 and held other positions with Hexcel dating back to 1969. Mr. Witt was not an officer of Hexcel during his service on the Executive Compensation Committee of Hexcel.


COMPENSATION OF DIRECTORS

    Directors are compensated for their service as directors in the amount of $10,000 per year payable quarterly. The Chairman of the Board of Directors does not receive additional compensation by reason of such position. Directors are also paid $1,000 for each in-person board meeting ($500 for each telephonic meeting) and $750 for each in-person committee meeting ($375 for each telephonic committee meeting) they attend. Committee chairmen are paid $1,000 for each in-person committee meeting ($500 for each telephonic committee meeting) they attend.


    In addition, certain former directors of Hexcel currently receive benefits under Hexcel's Directors' Retirement Plan. Under the Directors' Retirement Plan, a director who had served as a director for at least five years, and during such period did not accrue other Hexcel retirement benefits, was entitled, on retirement, to a total retirement benefit equal to 50% of his or her annual compensation as a director, averaged for the three years prior to retirement, multiplied by the number of years he or she served on the Board of Directors while not accruing other Hexcel retirement benefits, payable over a period not to exceed 10 years. The amount and term of payment is subject to adjustment in certain events. None of the current directors is entitled to receive benefits under the Directors' Retirement Plan.


    Pursuant to Hexcel's Incentive Stock Plan, each director of Hexcel on April 4, 1995 was granted an option to purchase 40,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant ($4.75 per share). Each person who becomes a director after April 4, 1995 and who is not also a full-time employee of Hexcel and has not previously received an option to purchase 40,000 shares of Common Stock under Hexcel's Incentive Stock Plan will be granted, upon his election or appointment as a director, an option to purchase 40,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. The Incentive Stock Plan further provides that on April 4, 1996 and on each anniversary thereof through and including April 4, 2000, each director who is not also a full-time employee of Hexcel on such date will be granted an option to purchase an additional 2,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant.


    In accordance with the internal policies of Mr. Langerman's employer, Mutual Series Fund, Mr. Langerman has agreed to provide the net after-tax economic benefit to him of such directors' compensation to Mutual Series Fund for the benefit of its fund investors. See "-- Stock Beneficially Owned by Directors, Director Nominees and Officers -- Note 2." In accordance with the internal policies of Mr. Stanske's employer, Fisher Investments, Mr. Stanske has agreed to provide the net after-tax economic benefit to him of such directors' compensation to Fisher Investments for the benefit of its investors. See "-- Stock Beneficially Owned by Directors, Director Nominees and Officers -- Note 3."

PERFORMANCE GRAPH

    The following graph indicates Hexcel's total return to its stockholders during the past five years, as compared to the total returns of the Standard & Poor's 500 Composite Stock Price Index and Media General Financial Services' ("Media General") Aerospace Components Stock Price Index.

                               HEXCEL CORPORATION

                       TOTAL STOCKHOLDER RETURN ANALYSIS


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            HEXCEL     S&P 500   MEDIA GEN. AEROSPACE
12/90        $100.00    $100.00                $100.00
12/91         114.28     130.34                 123.17
12/92          92.62     140.25                 135.27
12/93          40.05     154.32                 169.09
12/94          45.06     156.42                 166.64
12/95         132.29     214.99                 231.39


                                                                                                   MEDIA GENERAL
                                                                                                     AEROSPACE
DATE                                                                          HEXCEL     S&P 500    COMPONENTS*
- ---------------------------------------------------------------------------  ---------  ---------  --------------
December 1990..............................................................  $  100.00  $  100.00    $   100.00
December 1991..............................................................     114.28     130.34        123.17
December 1992..............................................................      92.62     140.25        135.27
December 1993..............................................................      40.05     154.32        169.09
December 1994..............................................................      45.06     156.42        166.64
December 1995..............................................................     132.29     214.99        231.39


- ------------------------

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in the Common Stock, the Standard & Poor's 500 Composite Stock Price Index and Media General's Aerospace Components Stock Price Index, with quarterly reinvestment of dividends.



*Data provided by Media General


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIPS AND RELATED TRANSACTIONS WITH CIBA

    The following summary of the relationships and related transactions with Ciba arising in connection with the Acquisition is qualified in its entirety by reference to the agreements discussed below, copies of which were filed as exhibits to Hexcel's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

    THE STRATEGIC ALLIANCE AGREEMENT


    On February 29, 1996, Hexcel consummated the Acquisition pursuant to the terms and conditions of the Strategic Alliance Agreement. Under the Strategic Alliance Agreement, Hexcel acquired the assets (including the capital stock of certain of Ciba's non-U.S. subsidiaries) and liabilities of the Ciba Composites Business, other than certain excluded assets and liabilities, in exchange for
(i) 18,021,748 newly issued shares of Common Stock (representing 49.9% of the outstanding Common

Stock on the date of the Acquisition), (ii) $25 million in cash and (iii) undertakings by Hexcel to deliver to Ciba and/or one or more of its subsidiaries, following completion of certain post-closing adjustment procedures contemplated by the Strategic Alliance Agreement, (x) senior subordinated notes due 2003 (the "Senior Subordinated Notes") to be issued pursuant to an Indenture dated as of February 29, 1996 between Hexcel and First Trust of California, National Association, as trustee, in an aggregate principal amount of approximately $43 million, subject to certain adjustments contemplated by the Strategic Alliance Agreement, and (y) senior demand notes in a principal amount equal to the cash on hand at certain of Ciba's former non-U.S. subsidiaries. Pursuant to the Strategic Alliance Agreement, certain assets of the Ciba Composites Business, including the capital stock of Ciba's Austrian subsidiary, Danutec Werkstoff G.m.b.H. (or its successor), and certain assets of Ciba affiliates that will continue to act as distributors following the closing of the Acquisition (the "Closing") will be acquired from time to time prior to the first anniversary of the Closing, pursuant to a Distribution Agreement among Hexcel, Brochier S.A., Composite Materials Limited, Salver S.r.l. and Ciba (the "Distribution Agreement"). See "-- The Distribution Agreement."


    THE GOVERNANCE AGREEMENT


    In connection with the Acquisition, Hexcel and Ciba entered into the Governance Agreement at the Closing. Pursuant to the Governance Agreement, Hexcel's Board of Directors was reconstituted as described under "ELECTION OF DIRECTORS." In addition, certain key employees of the Ciba Composites Business, including Juergen Habermeier, Michael Carpenter, William Hunt, James Koshak and David Tanonis, became executive officers of Hexcel effective as of the Closing.


    CORPORATE GOVERNANCE


    Pursuant to the Governance Agreement, Hexcel has agreed to exercise all authority under applicable law to cause any slate of nominees presented to stockholders for election to the Board of Directors to consist of certain specified numbers of Ciba Nominees and Independent Nominees, in addition to the Chairman and the President. The precise number of Ciba Nominees and Independent Nominees to be included in any slate of nominees varies based on Ciba's percentage ownership of the voting securities of Hexcel. See "ELECTION OF DIRECTORS." The Governance Agreement further provides that (i) for so long as Ciba beneficially owns voting securities representing 40% or more of the total voting power of Hexcel, each committee of the Board of Directors shall consist of an equal number of Ciba Directors and Independent Directors and (ii) at all other times, each committee shall be comprised such that Ciba's representation is at least proportionate to its representation on the Board of Directors, unless the committee is comprised of three members or less, in which case at least one Ciba Director shall serve. See "ELECTION OF DIRECTORS -- Meetings and Standing Committees of the Board of Directors."


    Pursuant to the Governance Agreement, new directors chosen to fill vacancies on the Board of Directors shall be selected as follows: (i) if the new director is to be a Ciba Director, then Ciba shall designate the new director; (ii) if the former director was the Chairman or President, the replacement Chairman or President, respectively, shall be the replacement director; and (iii) if the new director is to be an Independent Director (other than the Chairman or the President), the remaining Independent Directors (including the Chairman and the President if he or she is an Independent Director) shall designate the new director.

    If at any time the percentage of the total voting power of Hexcel beneficially owned by Ciba decreases to a point at which the number of Ciba Directors would decrease, the Governance Agreement generally requires Ciba to cause a sufficient number of Ciba Directors to resign from the Board of Directors so that the number of Ciba Directors on the Board of Directors after such resignation(s) equals the number of Ciba Nominees that Ciba would have been entitled to designate had an election of directors taken place at such time. Any vacancies created by such resignations would be filled by Independent Directors.

    CERTAIN APPROVALS


    Under the Governance Agreement, so long as Ciba beneficially owns voting securities representing 40% or more of the total voting power of Hexcel, neither the Board of Directors nor any committee thereof shall take any action, including the approval, authorization or ratification of any action or inaction by officers, agents or employees of Hexcel, without the affirmative vote of at least one Ciba Director and one Independent Director. In addition, the Governance Agreement generally provides that for so long as Ciba beneficially owns voting securities representing at least 33% of the total voting power of Hexcel, the Board of Directors shall not authorize, approve or ratify any of the following actions without the approval of a majority of the Ciba Directors: (i) any merger, consolidation, acquisition or other business combination involving Hexcel or any subsidiary of Hexcel if the value of the consideration paid or received by Hexcel in such individual transaction or the aggregate consideration paid or received by Hexcel in all such transactions approved by the Board of Directors during the prior 12 months exceeds the greater of $75 million or 11% of Hexcel's total consolidated assets; (ii) any sale, transfer, conveyance, lease or other disposition or series of related dispositions of assets, business or operations of Hexcel or any of its subsidiaries, if the value of the assets, business or operations so disposed exceeds the greater of $75 million or 11% of Hexcel's total consolidated assets; (iii) any issuance by Hexcel or any significant subsidiary of Hexcel of equity securities (other than pursuant to customary employee or director stock option or incentive compensation or similar plans and other than transactions solely among Hexcel and its subsidiaries) or any other bonds, debentures, notes or securities convertible into, exchangeable for or exercisable for equity securities if the aggregate net proceeds to Hexcel of such issuance or of such issuance when added to the aggregate net proceeds to Hexcel of all such issuances approved by the Board of Directors during the prior 12 months exceeds the greater of $75 million or 11% of Hexcel's total consolidated assets; and (iv) any new capital expenditure program or any capital expenditure that is not part of a capital expenditure program previously approved by the Board of Directors, if the amount or anticipated amount of such program or expenditure or of such program or expenditure when added to the aggregate amount of capital expenditures not so approved by the Board of Directors during the prior 12 months exceeds the greater of $50 million or 7% of Hexcel's total consolidated assets.


    Under the terms of the Governance Agreement, Ciba has agreed that, until the percentage of the total voting power of Hexcel beneficially owned by Ciba falls below either (i) 15% if and so long as there is on file with the Commission any statement showing beneficial ownership by any person other than Ciba of 10% or more of the total voting power of Hexcel or (ii) 10% in all other cases, in any election of directors or any meeting of stockholders of Hexcel called expressly for the removal of directors, so long as the Board of Directors includes (and will include after any such removal) the requisite number of Ciba Directors, each of Ciba and any subsidiary of Ciba that holds voting securities of Hexcel (each, a "Ciba Entity") will be present for purposes of establishing a quorum and will vote all of its voting securities of Hexcel (x) in favor of any nominee or director selected in accordance with the terms of the Governance Agreement and (y) otherwise against the removal of any director designated in accordance with the terms of the Governance Agreement. In any other matter submitted to a vote of the stockholders of Hexcel, Ciba and each Ciba Entity will be present for purposes of establishing a quorum and will vote all of its voting securities of Hexcel either, at the discretion of Ciba, (i) as recommended by the Board of Directors or (ii) in proportion to the votes cast with respect to the voting securities of Hexcel not beneficially owned by Ciba or the Ciba Entities, except that Ciba and each Ciba Entity will be free to vote all of its voting securities entitled to vote in its sole discretion on the following matters submitted to stockholders so long as such matters were not submitted to stockholders at the request of Ciba or any of its affiliates (other than Hexcel): (A) any amendment to the Certificate of Incorporation of Hexcel; (B) any merger, consolidation, acquisition or other business combination involving Hexcel or any of its subsidiaries; (C) any sale, lease, transfer or other disposition of the business operations or assets of Hexcel; (D) any recapitalization, restructuring or
similar   transaction  or  series  of   transactions  involving  Hexcel  or  any
significant subsidiary of Hexcel; (E) any dissolution or complete or partial liquidation or similar arrangement of Hexcel or any significant subsidiary of Hexcel, subject to certain exceptions; (F) certain issuances of equity securities or securities convertible into or exchangeable or exercisable for equity securities; and (G) entering into any material joint venture, collaboration or partnership by Hexcel or any of its subsidiaries.

    STANDSTILL


    Under the terms of the Governance Agreement, Ciba has agreed, subject to certain specified exceptions, that it will not, directly or indirectly, (i) purchase or otherwise acquire any beneficial ownership of voting securities of Hexcel; (ii) enter into, propose to enter into, solicit or support any merger or business combination or similar transaction involving Hexcel or any of its subsidiaries or purchase, acquire, propose to purchase or acquire or solicit or support the purchase or acquisition of any portion of the business or assets of Hexcel or any significant subsidiary of Hexcel (except in the ordinary course of business or in nonmaterial amounts); (iii) initiate or propose any security holder proposal without the approval of the Board of Directors or make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Commission) to vote or seek to advise or influence any person or entity with respect to the voting of any voting securities of Hexcel or request or take any action to obtain any list of security holders for such purposes with respect to any matter other than those with respect to which Ciba or the Ciba Entities may vote in their sole discretion under the Governance Agreement (or, as to such matters, solicit any person in a manner that would require the filing of a proxy statement under Regulation 14A of the Exchange
Act); (iv) form, join or otherwise participate in a group formed for the purpose of acquiring, holding, voting, disposing of or taking any action with respect to Hexcel's voting securities that would be required under Section 13(d) of the Exchange Act to file a statement on Schedule 13D with the Commission; (v) deposit any voting securities of Hexcel in a voting trust or enter into any voting agreement with respect thereto (other than the Governance Agreement);
(vi) seek representation on the Board of Directors, remove a director or seek a change in the size or composition of the Board of Directors; (vii) make any request to amend or waive the provisions of the Governance Agreement referred to in this paragraph that would require public disclosure; (viii) disclose any intent, purpose, plan, arrangement or proposal inconsistent with the foregoing (including any such intent, purpose, plan, arrangement or proposal that is conditioned on or would require the waiver, amendment, nullification or invalidation of any of the foregoing) or take any action that would require public disclosure of any such intent, purpose, plan, arrangement or proposal;
(ix) take any action challenging the validity or enforceability of the foregoing; or (x) assist, advise, encourage or negotiate with respect to or seek to do any of the foregoing.



    The Governance Agreement permits Ciba to purchase or otherwise acquire beneficial ownership of Hexcel's voting securities in open market purchases so long as after giving effect to such purchases or acquisitions the percentage of the total voting power of Hexcel beneficially owned by Ciba does not exceed the greater of (i) 49.9% until the third anniversary of the Closing or 57.5% thereafter and (ii) the highest percentage of the total voting power of Hexcel beneficially owned by Ciba immediately following any action by Hexcel that increases the percentage of the total voting power of Hexcel beneficially owned by Ciba due to a reduction in the amount of voting securities of Hexcel outstanding as a result of such action.


    BUYOUT TRANSACTIONS

    The Governance Agreement provides that, notwithstanding the standstill provisions described above, at any time after the fifth anniversary of the Closing, Ciba may propose, participate in, support or cause the consummation of a tender offer, merger, sale of substantially all of Hexcel's assets or similar transaction (a "Buyout Transaction"), including a Buyout Transaction with Ciba or any of its affiliates, if each stockholder other than Ciba and the Ciba Entities (the "Other Holders") is entitled to received upon consummation of such Buyout Transaction consideration that is (i) approved by (x) a majority of the Independent Directors acting solely in the interests of the Other Holders after the receipt of an opinion of an independent nationally recognized investment banking firm retained by them or (y) a majority in interest of the Other Holders by means of a stockholder vote solicited pursuant to a proxy statement containing the information required by Schedule 14A under the

Exchange Act (it being understood that the Independent Directors will, consistent with their fiduciary duties, be free to include in such proxy statement, if applicable, the reasons underlying any failure by them to approve a Buyout Transaction by the requisite vote, including whether a fairness opinion was sought by the Independent Directors and any opinions or recommendations expressed in connection therewith) and (ii) fair from a financial point of view to the Other Holders in the opinion of an independent nationally recognized investment banking firm (including such a firm retained by Ciba).


    ISSUANCE OF ADDITIONAL SECURITIES

    If, at any time after the Closing for so long as Ciba is entitled to designate one or more nominees for election to the Board of Directors, Hexcel issues any additional voting securities for cash (other than issuances of voting securities in connection with employee or director stock option or incentive compensation or similar plans), Ciba will, pursuant to the Governance Agreement, have the option to purchase, for the same consideration and otherwise on the same terms as are applicable to such issuance by Hexcel, an amount of such voting securities that would allow Ciba to beneficially own the same percentage of the total voting power of Hexcel after such issuance as Ciba beneficially owned immediately prior to such issuance.

    THIRD PARTY OFFERS


    In the event that Hexcel becomes the subject of a bona fide offer to enter into a Buyout Transaction by a person other than Ciba or any of its affiliates or any other person acting on behalf of Ciba or any of its affiliates (a "Third Party Offer") that is made after the third anniversary of the Closing and that is approved by two-thirds of the Independent Directors, Ciba will, within ten days after receipt of notice of such event, either (i) offer to acquire the voting securities of Hexcel held by the Other Holders (the "Other Shares") on terms at least as favorable to the Other Holders as those contemplated by such Third Party Offer or (ii) support such Third Party Offer (or an alternative Third Party Offer providing greater value to the Other Holders) by voting and causing each Ciba Entity to vote all its voting securities of Hexcel eligible to vote thereon in favor of such Third Party Offer or, if applicable, tendering or selling and causing each Ciba Entity to tender or sell all its voting securities of Hexcel to the person making such Third Party Offer. In the event that Hexcel becomes the subject of a Third Party Offer, neither Ciba nor any of the Ciba Entities may support or vote in favor of such Third Party Offer or tender or sell its voting securities of Hexcel to the person making such Third Party Offer unless such Third Party Offer is approved by (i) a majority of the Independent Directors acting solely in the interests of the Other Holders or (ii) a majority in interest of the Other Holders in a stockholder vote solicited pursuant to a proxy statement containing the information required by Schedule 14A under the Exchange Act (it being understood that the Independent Directors will, consistent with their fiduciary duties, be free to include in such proxy statement, if applicable, the reasons underlying any failure by them to approve a Buyout Transaction by the requisite vote, including whether a fairness opinion was sought by the Independent Directors and any opinions or recommendations expressed in connection therewith).


    TRANSFER RESTRICTIONS


    Except in connection with a Third Party Offer that has been approved by the Independent Directors or the Other Holders in accordance with the Governance Agreement, Ciba and the Ciba Entities are not permitted to sell, transfer or otherwise dispose of any voting securities of Hexcel except (i) transfers solely among Ciba and its wholly owned subsidiaries, (ii) in accordance with the volume and manner-of-sale limitations of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and otherwise subject to compliance with the Securities Act or (iii) in a registered public offering or a non-registered offering subject to an applicable exemption from the registration requirements of the Securities Act, and in the case of clauses (ii) and (iii), in a manner calculated to achieve a Broad Distribution (as defined in the Governance Agreement).


    In addition, the Governance Agreement provides that Ciba will not (i) permit any subsidiary of Ciba that is not wholly owned to become a Ciba Entity or (ii) dispose of any of the capital stock of any Ciba Entity except to another direct or indirect wholly owned subsidiary of Ciba. This provision does not, however, prohibit Ciba from effecting (i) a pro rata distribution to Ciba's stockholders or (ii) a sale in a manner calculated to achieve a Broad Distribution of up to 20%, in each case, of the equity securities of a Ciba Entity if (x) such distribution or sale has a bona fide business purpose (other than the sale or distribution of such voting securities), (y) the voting securities of Hexcel beneficially owned by such Ciba Entity do not constitute a material portion of the total assets of such Ciba Entity and (z) in the case of a pro rata distribution to Ciba's stockholders, such Ciba Entity agrees in writing to be bound by the terms and provisions of the Governance Agreement to the same extent that Ciba would be if it beneficially owned the voting securities of Hexcel beneficially owned by such Ciba Entity.

    TERMINATION; EXTENSION

    On the tenth anniversary of the Closing, or at the end of any subsequent renewal period, if the percentage of the total voting power of Hexcel beneficially owned by Ciba is greater than 10% but less than 100%, Ciba will have the option to (i) extend the Governance Agreement for an additional two-year period, in which case so long as Ciba beneficially owns voting securities of Hexcel representing 25% or more of the total voting power of Hexcel, on one occasion during such two-year period Ciba may require Hexcel to solicit in good faith a Buyout Transaction in which Ciba, the Ciba Entities and the Other Holders receive the same consideration per voting security of Hexcel (in which event the provisions of the Governance Agreement will continue in full force and effect until the consummation of such Buyout Transaction) or (ii) undertake to sell a sufficient number of voting securities of Hexcel so that the percentage of total voting power of Hexcel beneficially owned by Ciba falls below 10% during the subsequent 18 months pursuant to one or more registered or non-registered offerings calculated to achieve a Broad Distribution (in which event the provisions of the Governance Agreement will continue in full force and effect until Ciba's percentage ownership of the total voting power of Hexcel falls below 10%). If Ciba exercises its option to require Hexcel to solicit a Buyout Transaction as described above, Ciba and the Ciba Entities may vote in favor of or tender or sell their voting securities pursuant to any Third Party Offer made as a result of or during such solicitation so long as the Third Party Offer offers the same consideration to the Other Holders. Unless Hexcel has accepted another Third Party Offer providing at least equivalent value to all Hexcel stockholders, Hexcel will not take any action to interfere with Ciba's right to vote in favor of or tender into such a Third Party Offer, provided, however, that Hexcel will remain free to pursue alternative Third Party Offers that provide for at least equivalent currently realizable value to all Hexcel stockholders (including Ciba and the Ciba Entities) as such previously proposed Third Party Offer.

    The Governance Agreement will automatically terminate at any time that Ciba beneficially owns voting securities of Hexcel representing either 100% or less than 10% of the total voting power of Hexcel.

    THE DISTRIBUTION AGREEMENT

    In accordance with the terms of the Strategic Alliance Agreement, Hexcel and Ciba entered into the Distribution Agreement at the Closing. Pursuant to the Distribution Agreement, certain assets of Ciba that relate to the Ciba Composites Business, but which are located in certain Excluded Jurisdictions (as defined in the Strategic Alliance Agreement)(the "Deferred Assets") were not acquired by Hexcel at the Closing, but will be acquired by Hexcel at various times subsequent to the Closing. The Deferred Assets primarily consist of inventory and certain fixed assets, which are not in the aggregate expected to be material to the financial position of Hexcel. The initial principal amount of the Senior Subordinated Notes will be reduced by the net book value of the Deferred Assets that are current assets and by an additional $457,500 related to a facility in South Africa. Upon the earlier of (i) the first anniversary of the Closing or (ii) the date of the final sale and transfer of the Deferred Assets to Hexcel under the Distribution Agreement, Hexcel will pay to Ciba an additional principal amount of Senior Subordinated Notes equal to the aggregate value of the Deferred Assets sold to Hexcel pursuant to the Distribution Agreement after the Closing (which are currently expected to be approximately $7 million to $10 million, based on currently available information and in accordance with the terms of the Distribution Agreement).

    In addition, the Distribution Agreement provides that certain affiliates of Ciba (the "Distributors") will continue to provide certain distribution services for the non-U.S. subsidiaries of Ciba acquired as part of the Ciba Composites Business under the same terms and conditions as such services were provided by the Distributors to the Ciba Composites Business prior to the Closing. The Distributors have agreed to use their reasonable efforts to solicit and serve customers of the Ciba Composites Business, and the non-U.S. subsidiaries acquired by Hexcel as part of the Ciba Composites Business have agreed to continue to supply the Distributors with composite materials on the same terms and conditions as provided prior to the Acquisition. The Distributors provided approximately $5 million in distribution services to the Ciba Composites Business during 1995.



    The Distributors have agreed not to, without the prior consent of Hexcel (which shall not be unreasonably withheld), transfer key employees providing services to the Ciba Composites Business to any other businesses of Ciba or its subsidiaries. The Distribution Agreement terminates on December 31, 1996, but may be terminated earlier for one or more specified Distributors by Hexcel upon two months' written notice. Upon termination, Hexcel and the non-U.S.
subsidiaries of Ciba acquired as part of the Ciba Composites Business will be required either to employ the employees working for the Distributors in connection with the Ciba Composites Business or to be responsible for finding alternative employment for them. If Hexcel fails to offer employment to one or more of such employees within three months of termination of the Distribution Agreement, Hexcel will contribute to the severance costs associated with such employees an amount up to the amount specified by law, or if no such law exists, an amount to be agreed to by the parties, which will not exceed one year's total compensation for each such employee.


    REGISTRATION RIGHTS AGREEMENT


    In connection with the Acquisition, Hexcel and Ciba entered into a registration rights agreement at the Closing (the "Registration Rights Agreement") which provides that Hexcel will prepare and, not later than 60 days prior to March 1, 1998, file with the Commission a "shelf" registration statement covering the shares of Common Stock beneficially owned by Ciba and the Ciba Entities. If Hexcel is not eligible to use a short form registration statement, Ciba will have the right to demand, commencing March 1, 1998, that Hexcel effect the registration under the Securities Act of the shares of Common Stock that are then eligible for sale under the Registration Rights Agreement. Ciba's shares of Common Stock will generally become eligible for sale under the Registration Rights Agreement in four equal annual installments commencing on March 1, 1998. The shares eligible for sale under the Registration Rights Agreement in any year that are not sold in such year will continue to be eligible for sale under the Registration Rights Agreement in subsequent years. Under the Registration Rights Agreement, Ciba also has the right, subject to certain restrictions, to include its shares of Common Stock eligible for sale under the Registration Rights Agreement in certain equity offerings of Hexcel. The Registration Rights Agreement also contains certain provisions relating to blackout periods (during which Ciba would not be permitted to sell shares of Common Stock otherwise eligible for sale under the Registration Rights Agreement), payment of expenses, selection of underwriters and indemnification.



    SUPPLY AND MANUFACTURING AGREEMENTS



    Hexcel and Ciba have entered into various agreements and purchase orders, some of which were entered into in connection with the Acquisition, pursuant to which Hexcel and Ciba purchase certain products from each other. Sales to Ciba under  such  agreements  are  expected  to be  approximately  $68  million  on a worldwide basis during 1996. Approximately $60 million of such sales are expected to be made to the Distributors, which Hexcel will acquire from time to time prior to the first anniversary of the Closing pursuant to the Distribution Agreement. See "-- The Strategic Alliance Agreement" and "-- The Distribution Agreement." Sales to Hexcel under such agreements are expected to be approximately $20 million on a worldwide basis during 1996.

OTHER RELATIONSHIPS AND RELATED TRANSACTIONS


    On February 2, 1994, Rodney P. Jenks, Jr. became an employee of Hexcel, and on March 11, 1994, he became Vice President, General Counsel and Secretary of Hexcel. Prior to becoming an employee of Hexcel, Mr. Jenks was a partner in the law firm of Wendel, Rosen, Black & Dean ("Wendel, Rosen") which, during 1995, provided legal services to Hexcel for which Hexcel was paid $293,002 (some of which was paid in respect of services rendered in 1994). Upon becoming an employee of Hexcel, Mr. Jenks resigned as a partner and served as counsel to the law firm until March 31, 1996. Wendel, Rosen currently provides limited legal services to Hexcel and is expected to continue to provide such services to Hexcel.


    UniRock is a strategic planning consultant to Hexcel. Franklin S. Wimer, a former director of Hexcel and a nominee for election to the Board of Directors, is the President and a principal of UniRock. Hexcel paid $458,954 to UniRock in 1995 for consulting services rendered during 1994 and 1995, which amount includes a success fee of $291,721 which was earned by UniRock during Hexcel's bankruptcy reorganization.



    Marcus Montgomery Wolfson P.C. ("MMW") was counsel to the Equity Committee. From 1993 to October 1995, Peter D. Wolfson, a former director of Hexcel, was a member of MMW. Pursuant to the federal bankruptcy laws and by order of the Bankruptcy Court, MMW was paid $603,675 in 1995 for services rendered during 1994 and 1995.


                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


    Section 16(a) of the Exchange Act requires Hexcel's directors and executive officers, and persons who own more than ten percent of a registered class of Hexcel's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Hexcel. Directors, executive officers and greater than ten percent stockholders are required by Commission regulation to furnish Hexcel with copies of all Section 16(a) forms they file. To Hexcel's knowledge, based solely on review of the copies of such reports furnished to Hexcel and written representations that no other reports were required, for the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent stockholders were complied with (other than an Initial Statement of Beneficial Ownership on Form 3 relating to the shares of Common Stock owned by Ciba and CGC that was inadvertently filed late by Ciba and CGC on October 23, 1995).


                             THE CHARTER AMENDMENTS


    The Board of Directors has approved and unanimously recommends that stockholders approve and adopt the Restated Certificate of Incorporation, which incorporates the Charter Amendments. The Charter Amendments would (i) increase the number of authorized shares of preferred stock, no par value (the "Preferred Stock"), from 1,500,000 to 20,000,000, (ii) eliminate the Certificate of Incorporation's current restriction on the issuance of non-voting equity securities, (iii) revise certain provisions of the Certificate of Incorporation relating to the calling of special meetings of stockholders, (iv) expand the range within which the exact number of directors constituting the Board of Directors could be fixed from time to time, (v) modify certain provisions of the Certificate of Incorporation relating to amendments to the Bylaws, (vi) incorporate certain provisions of the General Corporation Law of the State of Delaware (the "GCL") relating to compromises or arrangements between Hexcel and its creditors or stockholders, (vii) eliminate certain provisions that are no longer relevant to Hexcel and (viii) make certain modifications and simplifications to certain provisions of the Certificate of Incorporation that are primarily editorial in nature and do not affect the substantive rights of stockholders, directors, officers or Hexcel. A copy of the Restated Certificate of Incorporation is included as Annex A to this Proxy Statement. The following discussion of the Charter Amendments does not purport to be complete and is qualified in its entirety by reference to the Restated Certificate of Incorporation included as Annex A hereto.


INCREASE IN AUTHORIZED SHARES OF PREFERRED STOCK


    Section 4 of the Certificate of Incorporation currently authorizes Hexcel to issue 100,000,000 shares of Common Stock and 1,500,000 shares of Preferred Stock. If the Charter Amendments are approved, the Board of Directors would be authorized to issue up to 20,000,000 shares of Preferred Stock, to be issued, as is the case with the shares of Preferred Stock currently authorized in the Certificate of Incorporation, in one or more classes or series with such designations, rights, preferences, limitations, qualifications, privileges and restrictions (if any) as the Board may determine in its discretion, including, without limitation, distribution rights, dividend rights (whether cumulative or otherwise), dividend rate, conversion or exchange rights, subscription rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and the liquidation preference of such shares.



    The primary purpose of the increase in the number of authorized shares of Preferred Stock is to ensure that there will be a sufficient number of authorized but unissued shares of Preferred Stock available for general corporate purposes and opportunities that may arise from time to time (such as financings and possible acquisitions), without the necessity of further stockholder action at a special or annual meeting. Hexcel does not have any current plans to issue any shares of Preferred Stock. From time to time, however, Hexcel reviews potential financing and acquisition opportunities that could involve the issuance of Preferred Stock.


    An issuance of Preferred Stock could also be used as an anti-takeover device by making it more difficult for a person to acquire control of Hexcel. The increase in available unissued shares of Preferred Stock would enable Hexcel to take certain actions, if Hexcel so determined, to dilute the stock ownership of a person seeking to obtain control of Hexcel and the voting power of all stockholders generally. Such an issuance may discourage or render more difficult a takeover or other transaction which the holders of some or a majority of the Common Stock might believe to be in their best interest or in connection with which such holders might receive a premium for their shares of Common Stock over the then market price of such shares.


    Under the provisions of the GCL, a board of directors generally may issue authorized but unissued shares of preferred stock without stockholder approval. A substantial number of authorized shares of Preferred Stock would allow Hexcel to take prompt action with respect to corporate opportunities that may develop from time to time, without the delay and expense of convening a meeting of stockholders. The issuance of shares of Preferred Stock may, depending on the circumstances under which they are issued, cause a dilution of voting rights, net income and net book value per share of Common Stock. In the event that the Restated Certificate of Incorporation is approved and adopted, it is the present intention of the Board of Directors not to seek stockholder approval prior to any issuance of Preferred Stock unless otherwise required by law or the rules of any securities exchange or inter-dealer quotation system on which Hexcel's securities may be listed at the time.


RESTRICTION ON NON-VOTING EQUITY SECURITIES


    Section 4 of the Certificate of Incorporation currently provides that Hexcel generally shall not issue non-voting equity securities. The GCL provides that a corporation may issue one or more classes or series of stock with or without par value which may have such voting rights (if any) and such designations, preferences and relative participating, optional or other special rights, and qualifications or restrictions thereof, as shall be stated in the Certificate of Incorporation or in the resolution providing for the issuance of such stock adopted by the Board of Directors. Hexcel does not believe that a restriction on its ability to determine the voting rights of its equity securities is desirable or in the best interests of Hexcel or its stockholders. Accordingly, if the Restated Certificate of Incorporation approved and adopted, the limitation on the issuance of non-voting securities would be deleted from the Certificate of Incorporation.

NUMBER OF DIRECTORS


    Section 6.1 of the Certificate of Incorporation currently provides that the authorized number of directors serving on Hexcel's Board of Directors generally shall be not less than eight nor more than fifteen, with the exact number of directors within such range to be determined by an amendment to the Bylaws duly adopted by the Board of Directors or by the holders of a majority of the outstanding shares authorized to vote. The Certificate of Incorporation further provides that the actual number of directors is initially fixed at nine, subject to change following Hexcel's first annual meeting of stockholders held after adoption of the Certificate of Incorporation (which meeting occurred on February 21, 1995). If the Restated Certificate of Incorporation is approved and adopted, the range of directors in the Certificate of Incorporation would be expanded so that the authorized number of directors will be not less than three nor more than fifteen, with the exact number of directors within such range to be determined in the manner provided in the Bylaws, or if the Bylaws do not so provide, by a resolution passed by the Board of Directors. The expansion in the range of permitted numbers of directors is desirable in order to enable the Board of Directors, if it so determines, to consist of fewer than eight directors. The Board of Directors has no current plans to change the number of directors presently serving on the Board of Directors, and the Governance Agreement contemplates that the Board of Directors will consist of 10 directors.



    The Charter Amendments would also delete references in the Certificate of Incorporation to the initial number of directors on the Board of Directors and the restriction on changing such number until after the first annual meeting held after the adoption of the Certificate of Incorporation. Such provisions in the current Certificate of Incorporation relate to Hexcel's former bankruptcy reorganization proceedings and are no longer applicable.


CALLING OF SPECIAL MEETINGS


    Section 7 of the Certificate of Incorporation currently provides that special meetings of stockholders of Hexcel may be called at any time and for any purpose or purposes by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or by certain committees of the Board of Directors whose power and authority include the power to call such meetings or by any stockholder or stockholders holding in the aggregate in excess of 25% of the outstanding Common Stock. As currently in effect, Section 7 of the Certificate of Incorporation further provides that no such meeting may be held for the purpose of election or removal of directors without cause and, except as provided in the Bylaws, no amendment to the Certificate of Incorporation or Bylaws which would have the effect of modifying or permitting the circumvention of such section may be adopted prior to November 9, 1996. The GCL provides that special meetings of the stockholders of a corporation may be called by a corporation's board of directors or by such person or persons as may be authorized by the Certificate of Incorporation or by the Bylaws. If the Restated Certificate of Incorporation is approved and adopted, only the Board of Directors, the Chairman of the Board, the Chief Executive Officer and certain committees of the Board of Directors whose power and authority includes the power to call such meetings would be authorized to call special meetings of stockholders. The Charter Amendments would therefore eliminate the power of stockholders to call special meetings. The purpose of these Charter Amendments is primarily to prevent stockholders who seek to acquire control of Hexcel from using their ability to call a special meeting to undercut the authority of the Board of Directors to negotiate on behalf of Hexcel and its stockholders. Moreover, where the Board of Directors has determined that an acquisition offer is unfair or inadequate to Hexcel's stockholders, the Charter Amendments would prevent a potential acquiror from using the power to call special meetings to remove directors and replace them with the acquiror's nominees, or to reverse prior actions of the Board of Directors that had been taken to protect Hexcel and its stockholders. Eliminating the power of stockholders to call special meetings is desirable because it would strengthen the position of the Board of Directors and eliminate much of the time and expense involved in dealing with such potential acquirors. The Charter Amendments relating to the calling of special meetings may, however, have the effect of discouraging certain potential acquirors from making unsolicited offers to acquire control of Hexcel, which the holders of some of the Common Stock might believe to be in their best interest or in connection with which such holders might receive a premium for their shares of Common Stock over the then market price of such shares.


AMENDMENTS TO BYLAWS


    Section 8 of the Certificate of Incorporation currently provides that the Bylaws may be amended or repealed by a vote of either a majority of the directors or stockholders holding a majority of the outstanding shares authorized to vote; PROVIDED, HOWEVER, that any Bylaws concerning the election or removal of directors, the range of the number of directors and the method of fixing the number of directors within such range, the filling of vacancies on the Board of Directors, the calling of special meetings of stockholders and the method of adopting, amending or repealing Bylaws may not be amended, adopted or repealed, nor shall any other Bylaw be amended, adopted or repealed, which would have the effect of modifying or permitting the circumvention of such Bylaws, unless such adoption, amendment or repeal is approved by stockholders of Hexcel holding a majority of the outstanding shares authorized to vote. The GCL provides that the stockholders of a corporation have the power to amend the Bylaws of such corporation, and any corporation may, in its Certificate of Incorporation, confer without limitation the power to adopt, amend or repeal Bylaws upon the directors. The GCL further provides that the fact that such power has been so conferred upon the directors shall neither divest the stockholders of the power nor limit their power to adopt, amend or repeal Bylaws. The Charter Amendments would grant the Board of Directors greater flexibility in amending the Bylaws by eliminating the restrictions contained in the current Certificate of Incorporation and authorizing the Board of Directors to make, alter, amend or repeal the Bylaws, except as such power may be expressly restricted or limited by the GCL, the Certificate of Incorporation or the Bylaws. For a description of the restrictions that are included in the Bylaw Amendments with respect to the ability of the Board of Directors to amend the Bylaws, see "THE BYLAW AMENDMENTS -- Amendments to Bylaws." The Charter Amendments would not have any effect on the ability of stockholders to adopt, amend or repeal the Bylaws.


CERTAIN COMPROMISES OR ARRANGEMENTS


    The GCL permits a corporation to provide in its Certificate of Incorporation that (i) when a compromise or arrangement is proposed between the corporation and its creditors and/or between the corporation and its stockholders, a Delaware court of equitable jurisdiction may, on the application of a receiver appointed for the corporation or its trustees in dissolution, order a meeting of creditors and/ or stockholders of the corporation, as the case may be, in such manner as the court directs, and (ii) if a three-fourths majority in value of the creditors and/or stockholders of the corporation agree to any compromise or arrangement and to any reorganization as a result of such compromise or arrangement, such compromise or arrangement and reorganization shall, if sanctioned by the court, be binding on all the creditors and/or stockholders of the corporation and on the corporation. The GCL further provides that such provisions of the Certificate of Incorporation, if included therein by amendment, shall include and be binding upon all persons who become creditors or stockholders of the corporation after such amendment. The provisions described above would be included in the Restated Certificate of Incorporation.


ELIMINATION OF DIRECTORS' LIABILITY; INDEMNIFICATION


    Section 9 of the Certificate of Incorporation currently provides for the elimination, to the fullest extent authorized by the GCL, of any personal liability of Hexcel's directors to Hexcel or its stockholders for breach of fiduciary duty as a director; PROVIDED, HOWEVER, that a director's liability is not eliminated with respect to the following actions unless permitted by an amendment to the GCL or such provision of the Certificate of Incorporation: (i) breach of fiduciary duty of loyalty to Hexcel or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) actions under Section 174 of the GCL (regarding unlawful dividends or redemptions); or (iv) transactions from which the director derived an improper personal benefit. The GCL provides that a corporation may eliminate or limit the liability of a director for breach of fiduciary duty except for those actions listed in clauses (i)-(iv) above. The Restated Certificate of

Incorporation, if approved and adopted, would modify the provisions of the Certificate of Incorporation regarding the elimination of liability of directors by providing that the personal liability of directors is eliminated to the fullest extent permitted by the GCL, as the same exists or may hereafter be amended. The Charter Amendments relating to the elimination of directors' liability, therefore, would not have any effect on the substantive rights of stockholders, directors, officers or Hexcel and are designed solely to simplify the existing provisions of the Certificate of Incorporation.



    Section 9 of the current Certificate of Incorporation further provides that Hexcel shall indemnify any director or officer of Hexcel who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in his or her capacity as a director, officer, employee or agent of Hexcel or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, serving at the request of Hexcel, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection therewith. The Certificate of Incorporation also provides that Hexcel will indemnify any other person who is not a director or officer of Hexcel who is sued or threatened to be sued in his or her capacity as an employee or agent of Hexcel or as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, serving at the request of Hexcel, provided that the Board of Directors has made a determination (in accordance with the GCL) that the employee or agent has met the standard of conduct which makes such indemnification permissible under the GCL. In addition, the Certificate of Incorporation currently provides that the right to indemnification includes the right to have Hexcel advance the expenses incurred in defending any such proceeding, provided that any such advancement of expenses shall be made only upon delivery to Hexcel of an undertaking to repay all amounts so advanced if such person is not entitled to indemnification. As with the current Certificate of Incorporation, the Restated Certificate of Incorporation, if approved and adopted, would require that Hexcel indemnify (and advance expenses to) its directors and officers, to the fullest extent permitted by the GCL, from and against any and all expenses (including attorneys' fees) incurred by any such director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. The Restated Certificate of Incorporation would not, however, require Hexcel to indemnify employees and agents of Hexcel who are not directors and officers of Hexcel. Instead, under the Restated Certificate of Incorporation, such indemnification would be permitted if and to the extent authorized by the Board of Directors. Hexcel believes that such provisions are desirable because they would give Hexcel greater discretion in determining who is entitled to be indemnified and would allow the Board of Directors, in making such determination, to consider all the facts and circumstances giving rise to any such claim for indemnification and would not limit the Board of Directors' considerations to a determination of whether such indemnification is permissible under the GCL.



    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE RESTATED CERTIFICATE OF INCORPORATION.


                              THE BYLAW AMENDMENTS


    The Board of Directors has approved and unanimously recommends that stockholders approve and adopt the Restated Bylaws, which incorporate the Bylaw Amendments. The Bylaw Amendments would (i) incorporate in the Bylaws certain provisions of the Governance Agreement relating to the composition of the Board of Directors and its committees, (ii) modify certain provisions of the Bylaws with respect to the calling of special meetings of stockholders, (iii) delete certain provisions of the Bylaws relating to the ability of stockholders of Hexcel to act by written consent in lieu of holding a meeting that are inconsistent with the Certificate of Incorporation, (iv) expand the range within which the exact number of directors constituting the Board of Directors could be fixed from time to time, (v) make other conforming changes to reflect the changes in the Certificate of Incorporation to take effect if the Restated Certificate of Incorporation is approved and adopted, (vi) modify certain other provisions of the Bylaws which do not require prior stockholder approval and (vii) make certain modifications and simplifications to certain provisions of the Bylaws which are primarily editorial in nature and do not affect the substantive rights of stockholders, directors, officers or Hexcel. A copy of the Restated Bylaws is included as Annex B to this Proxy Statement. The following discussion of the Bylaw Amendments does not purport to be complete and is qualified in its entirety by reference to the Restated Bylaws included as Annex B hereto.


GOVERNANCE AGREEMENT AMENDMENTS


    Pursuant to the Governance Agreement, Hexcel has agreed to present to its stockholders for approval at its first meeting of stockholders following February 29, 1996 amendments to the Bylaws to reflect certain provisions of the Governance Agreement relating to the composition of the Board of Directors and its committees. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS -- Relationships and Related Transactions with Ciba -- The Governance Agreement." In the event that the Restated Bylaws are approved and adopted, the Bylaws would be revised to reflect such provisions. The rights and obligations of Ciba and its permitted successors under the Restated Bylaws are intended to complement and not to limit any of their respective rights or obligations under the Governance Agreement or otherwise.


CALLING OF SPECIAL MEETINGS

    Consistent with the Charter Amendments, the Bylaw Amendments, if approved and adopted, would provide that only the Board of Directors, the Chairman of the Board, the Chief Executive Officer and certain committees of the Board of Directors whose power and authority include the power and authority to call special meetings of stockholders would be authorized to call such meetings. See "THE CHARTER AMENDMENTS -- Calling of Special Meetings."

ACTION BY WRITTEN CONSENT


    The Bylaws currently contain provisions which purport to allow stockholders to take any action required or permitted to be taken at any meeting of stockholders without a meeting, without prior notice and without a vote, if a written consent is signed by the holders of the outstanding shares of Hexcel having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all holders of shares authorized to vote thereon were present and voting. Such provisions, however, are inconsistent with the provisions of the current Certificate of Incorporation and the Restated Certificate of Incorporation, each of which prohibits stockholders from taking action by written consent in lieu of a meeting. Hexcel believes that the prohibition on taking action by written consent contained in the Certificate of Incorporation is desirable in order to prevent one or more stockholders from taking actions that require stockholder approval without giving all of Hexcel's stockholders adequate notice and an adequate opportunity to participate at a meeting to consider such actions. Accordingly, the Bylaw Amendments would delete the provisions in the Bylaws relating to the taking of action by written consent.


NUMBER OF DIRECTORS


    Consistent with the Charter Amendments, the Restated Bylaws, if approved and adopted, would provide that the authorized number of directors serving on the Board of Directors will be not less than three nor more than fifteen. See "THE CHARTER AMENDMENTS -- Number of Directors."



    The Bylaws currently provide that the number of directors is fixed at 10. The Restated Bylaws would continue to provide for a 10 member Board of Directors and would also provide that such number of directors include the Chairman and the President.


AMENDMENTS TO BYLAWS

    The Bylaws currently provide that new Bylaws may be adopted or the Bylaws may be amended by a vote of either a majority of the directors or the holders of a majority of the outstanding shares of Hexcel authorized to vote; PROVIDED, HOWEVER, that stockholder approval is required for Hexcel to adopt, amend or repeal Bylaw provisions with respect to (i) special meetings, (ii) the number of directors, (iii) the election, term of office and vacancies on the Board of Directors, (iv) the removal of directors and (v) amendments of the Bylaws. In the event that the Restated Bylaws are approved and adopted, the Board of Directors would be authorized to make, alter, amend or repeal the Bylaws, except as limited by the GCL and PROVIDED that Ciba's prior written consent would be required for Hexcel to amend or repeal the Bylaw provisions required by the Governance Agreement. See "-- Governance Agreement Amendments." However, such provisions would automatically be repealed and cease to have any force or effect on the date upon which Ciba (or its permitted successor) ceases to have the rights provided in such provisions under the Governance Agreement.


OTHER BYLAW AMENDMENTS

    Certain other amendments to the Bylaws are included in the Restated Bylaws, but do not require stockholder approval. Such amendments are summarized below.

    OFFICES


    The Bylaws currently provide that the principal office of Hexcel is located in Pleasanton, California. The Restated Bylaws would provide that Hexcel's principal executive office be located at 2 Stamford Plaza, Stamford, Connecticut. The Restated Bylaws would also expand the ability of Hexcel to have other offices in such other places in the United States or elsewhere as the Board of Directors may designate or as Hexcel's business may from time to time require. The Bylaws currently provide that other offices of Hexcel may be established only in places where Hexcel is qualified to conduct business.


    ANNUAL MEETINGS


    The Bylaw Amendments would delete the provisions of the Bylaws that require that the first annual meeting following adoption of the Bylaws be held not earlier than nine months after the effective date of the Plan of Reorganization. Such provisions relate to Hexcel's former bankruptcy reorganization proceedings and are no longer applicable.



    The Bylaws currently provide that for a stockholder to properly bring business before an annual meeting of stockholders, the stockholder must have given timely notice to Hexcel of such business. Under the current Bylaws, a notice will be considered timely if it is delivered to or mailed and received at the principal executive office of Hexcel by such date as is required by Delaware law and Rule 14a-8(a)(3)(i) under the Exchange Act which generally requires that a stockholder proposal be received at the registrant's principal executive offices not less than 120 calendar days in advance of the date of the previous year's annual meeting proxy statement. The Restated Bylaws would provide that business may properly be brought before the annual meeting by a stockholder of record if such stockholder's notice is delivered to or mailed and received at the principal executive offices of Hexcel not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the previous year's annual meeting, the notice will be considered timely only if it is received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed or otherwise made public.



    The Bylaws currently require that a stockholder's notice of business to be transacted at an annual meeting set forth (i) the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(ii)  the name  and record  address of  the stockholder  proposing the business,
(iii) the class and number of shares of capital stock of Hexcel that are beneficially owned by the stockholder and (iv) any material interest of the stockholder in the business being proposed. The Restated Bylaws would require that a stockholder's notice of business include (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class or series and number of shares of the capital stock of Hexcel that are owned beneficially or of record by the stockholder, (iv) as to each person, if any, whom the stockholder proposes to nominate for election to the Board of Directors, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person and (c) the class or series and number of shares of capital stock of Hexcel that are owned beneficially or of record by the person,
(v) a description of all arrangements or understandings between such stockholder and any other person or persons (including their name(s)) in connection with the proposal of such business (or the nomination of any person or persons for election to the Board of Directors) by any stockholder and any material interest of such stockholder in such business (or nomination), (vi) any other information that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the proposal (or the election of a person or persons to the Board of Directors)
pursuant  to  the  Exchange Act  if  such  stockholder were  engaged  in  such a solicitation and (vii) a representation that such stockholder or a representative thereof intends to appear in person at the annual meeting to bring such business before the meeting (or nominate a person or persons for election to the Board of Directors). Under the Restated Bylaws, any such notice relating to the nomination of a person or persons for election to the Board of Directors must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

    ADJOURNED MEETINGS

    The Bylaws currently permit the vote of the majority of the shares present in person or represented by proxy at a stockholders' meeting to adjourn such meeting. The Restated Bylaws would also permit the chairman of the meeting to adjourn the meeting.

    CHAIRMAN AND SECRETARY AT MEETINGS


    The Restated Bylaws would provide that, at any meeting of stockholders, the Chairman of the Board of Directors, or in his absence, a person designated by the Board of Directors, shall preside at and act as chairman of the meeting. The Secretary of Hexcel, or in his absence, a person designated by the chairman of the meeting, shall act as secretary of the meeting. The current Bylaws do not designate who shall serve as the chairman and secretary of stockholders' meetings.


    INSPECTORS


    The Restated Bylaws would provide that the Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to execute the duties of inspector at such meeting. Under the Restated Bylaws, before entering upon the discharge of their duties, the inspector or inspectors would be required to take and sign an oath to faithfully execute the duties of inspector. The Restated Bylaws would also provide that no director or candidate for the office of director could act as an inspector of an election of directors. The current Bylaws do not contain any provisions with respect to inspectors for stockholders' meetings.


    COMMITTEES


    The Bylaws currently provide that in the event that a new Chief Executive Officer has not succeeded John J. Lee before the effective date of the Plan of Reorganization, a special committee would be authorized to appoint a new Chief Executive Officer. In light of the consummation of the Acquisition and Mr. Lee's appointment as Chief Executive Officer of Hexcel, this provision would be eliminated in the Restated Bylaws.



    In addition, the Restated Bylaws, if approved and adopted, would provide that all directors of Hexcel (including those directors who are not members of a particular committee) are entitled to receive notice of, and to attend, all meetings of any committee of the Board of Directors. Under the Restated Bylaws, however, only those directors who are members of a particular committee would be entitled to vote at the meetings thereof.


    INTERESTED DIRECTORS

    The Bylaws contain certain provisions with respect to "interested director" transactions which essentially mirror the provisions of the GCL. The Restated Bylaws would eliminate such provisions because they are unnecessary in light of the GCL's provisions.

    EMPLOYEE COMPENSATION MEASURES

    The current Bylaws provide that no director shall vote upon any "employee compensation measures" (as defined therein) in which he has a direct personal interest, and any vote cast on such measures by the director shall be nullified and deemed void. The Restated Bylaws would eliminate any such provision because such provisions fall within the scope of the interested director provisions of the GCL.

    OFFICERS


    The Bylaws currently provide that the officers of Hexcel include a Chief Executive Officer, a President, a Secretary and a Treasurer. The Bylaws also provide that the Board of Directors may choose a Chairman of the Board, one or more Vice Chairmen, a Chief Financial Officer, a General Counsel and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. The Restated Bylaws would include these provisions and add that the Board of Directors may also choose a Chief Operating Officer and would clarify that the Board of Directors may designate Vice Presidents as Executive or Senior Vice Presidents. The Restated Bylaws would also provide that the officers shall perform their duties and exercise their powers subject to the direction of the Chief Executive Officer and the overriding direction of the Board of Directors. The provision in the Bylaws that currently restricts any Vice President, Assistant Secretary and Assistant Treasurer from being appointed for a term exceeding the term of office of the President, Secretary or Treasurer, respectively, would be eliminated in the Restated Bylaws.


    AUTHORITY TO SIGN CONTRACTS


    The Bylaws currently provide that the Board of Directors generally may authorize any officer or officers or agent or agents to enter into any contract in the name of and on behalf of Hexcel and that unless so authorized, no officer, agent or employee shall have any power or authority to bind Hexcel by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount. The Restated Bylaws would revise such provisions so that the Chairman of the Board, the President, any Vice President or Treasurer or such other officer or officers as may be so authorized by the Board of Directors would be authorized to sign in the name and on behalf of Hexcel deeds, conveyances and contracts and any other documents requiring execution by Hexcel.



    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE RESTATED BYLAWS.


                              INDEPENDENT AUDITORS

    A representative of Deloitte & Touche LLP, Hexcel's independent auditors, is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he desires to do so and will be available to answer appropriate questions from stockholders.

                                 OTHER MATTERS


    As of the date of this Proxy Statement, Hexcel does not know of any other matters to be presented for action by the stockholders at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy and acting thereunder, or their duly constituted substitutes acting at the Annual Meeting, will have the discretion to vote in accordance with their judgment on such matters.


                             STOCKHOLDER PROPOSALS


    Hexcel expects to hold its 1997 Annual Meeting of Stockholders in May 1997. Any proposal that a Hexcel stockholder intends to include in the proxy statement relating to Hexcel's 1997 Annual Meeting of Stockholders must be submitted to the Secretary of Hexcel at its offices located at 2 Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901 no later than January 1, 1997 in order to be considered for inclusion in such proxy statement.

                                                                         ANNEX A


                                FORM OF RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               HEXCEL CORPORATION

    1.  NAME.  The name of this Corporation is HEXCEL CORPORATION.

    2. REGISTERED AGENT. The address in the State of Delaware of the registered office of the Corporation is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

    3.  PURPOSE.  The purpose of the Corporation is to engage in any lawful  act
or   activity  for  which  corporations  may  be  organized  under  the  General
Corporation Law of the State of Delaware (the "GCL").


    4. CAPITALIZATION. The total number of shares which the Corporation is authorized to issue is 120,000,000, consisting of 20,000,000 shares of Preferred Stock without par value (hereinafter in this Certificate of Incorporation called the "Preferred Stock"), and 100,000,000 shares of Common Stock with a par value of $.01 per share (hereinafter in this Certificate called the "Common Stock").



    5. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors is hereby authorized to issue the Preferred Stock as Preferred Stock of any class or series and in connection with any such class or series fix or alter the designations, rights, preferences, limitations, qualifications, privileges and restrictions granted to or imposed upon such class or series of Preferred Stock to the fullest extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware, including without limiting the generality of the preceding clause, the authority to fix or alter distribution rights, dividend rights (whether cumulative or otherwise) dividend rate, conversion or exchange rights, subscription rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preference of said shares. The Board of Directors is further authorized to determine or alter the number of shares of Preferred Stock constituting any such class or series and the designation thereof, and to increase or decrease the number of shares of any class or series subsequent to the issue of shares of that class or series, but not below the number of shares of such class or series then outstanding. In case the number of shares of any class or series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such class or series. Shares of Preferred Stock that have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares, but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common Stock or exchanged into other securities) shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the class or series of which they were originally a part or may be reissued as part of another class or series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any class or series of Preferred Stock. The holders of Preferred Stock shall not have any preemptive rights except to the extent such rights shall be specifically provided for in the resolution or resolutions adopted by the Board of Directors providing for the issuance thereof.


    6.  DIRECTORS.


    6.1 NUMBER OF DIRECTORS. Except as provided in any certificate filed pursuant to Section 151(g) of the GCL designating the number of shares of Preferred Stock to be issued and the rights, preferences, privileges and restrictions granted to and imposed on the holders of such designated Preferred Stock, the authorized number of directors of the Corporation shall be not less than three

(3) nor more than fifteen (15). The exact number of directors within such range may be changed from time to time in the manner provided in the Bylaws of the Corporation (the "Bylaws"), or if the Bylaws do not so provide, by a resolution passed by the Corporation's Board of Directors. The election of directors need not be by written ballot unless the Bylaws so provide.


    6.2  PREFERRED  STOCK TERMS.   Notwithstanding any other  provision of  this
Section 6, whenever the holder of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and by the terms of any applicable certificate filed pursuant to Section 151(g) of the GCL designating the number of shares of Preferred Stock to be issued and the rights, preferences, privileges and restrictions granted to and imposed on the holder of such designated Preferred Stock.

    6.3 REMOVAL OF DIRECTORS. Except as provided in Subsection 6.2 hereof or in the Bylaws, a director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at an election of directors. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term.

    6.4 VACANCIES. Except as provided in Subsection 6.2 hereof or in the Bylaws, any vacancies in the Board of Directors for any reason, and any newly created directorships, may be filled by the Board of Directors, acting by a majority of the directors then in office, even though less than a quorum; and any directors so chosen shall hold office until the next election of directors, and until their successors shall be elected and qualified or until their earlier death, resignation or removal.

    6.5 MANAGEMENT BY DIRECTORS. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

        (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

        (b)  In addition  to the powers  and authority  expressly conferred upon them by statute, this Certificate of Incorporation or the Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation and the Bylaws, PROVIDED, HOWEVER, that no bylaw or provision of this Certificate of Incorporation hereafter adopted or amended shall invalidate any prior act of the directors which would have been valid absent such adoption or amendment.

    7. ACTION BY STOCKHOLDERS; SPECIAL MEETINGS; VOTING. All actions required or permitted to be taken by the Corporation's stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent in lieu thereof. Special meetings of the stockholders of the Corporation may be called at any time and for any purpose or purposes by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws, include the power to call such meetings. If, and to the extent that, any special meeting of stockholders may be called by any other person or persons specified in any provision of the Certificate of Incorporation or any amendment thereto or in any certificate filed under Section 151(g) of the GCL, then such special meeting may also be called by such person or persons in the manner, at the times and for the purposes so specified. Except as provided in this Certificate of Incorporation or as otherwise provided in the Bylaws or by law, a stockholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of stockholders entitled to vote at a meeting or, if no such date is fixed, the date determined in accordance with law. If any share is entitled to more or less than one vote on any matter, all references herein to a majority or other proportion of shares shall refer to a majority or other proportion of the voting power of holders of shares entitled to vote on such matter.


    8.  AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS.



    8.1 CERTIFICATE OF INCORPORATION. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute and consistent with the Bylaws, and all rights conferred to stockholders, directors and officers herein are granted subject to this reservation.


    8.2 BYLAWS. The Board of Directors is authorized and empowered from time to time in its discretion to make, alter, amend or repeal the Bylaws, except as such power may be expressly restricted or limited by the GCL, this Certificate of Incorporation or the Bylaws.

    9.  CERTAIN COMPROMISES OR ARRANGEMENTS.

    Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

    10.  ELIMINATION OF DIRECTORS' LIABILITY; INDEMNIFICATION.


    10.1 ELIMINATION OF DIRECTORS' LIABILITY. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent authorized or permitted by the GCL, as the same exists or may hereafter be amended. Any repeal or modification of this Subsection 10.1 shall be prospective only, and shall not adversely affect the personal liability or alleged personal liability of any director of the Corporation with respect to any act or occurrence taking place prior to such repeal or modification.


    10.2  INDEMNIFICATION AND INSURANCE.


        (a) INDEMNIFICATION. The Corporation shall, to the fullest extent authorized or permitted by the GCL, as the same exists or may hereafter be amended, (i) indemnify its directors and officers from and against any and all expenses (including attorneys' fees), liabilities or other matters and
    (ii) advance expenses (including attorneys' fees) incurred by any and all of its directors and officers in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative. Except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses similar to those provided in this Subsection 10.2(a) to the directors and officers of the Corporation to employees and agents of the Corporation who are not directors or officers. The rights to indemnification and advancement of expenses provided for in this Subsection 10.2(a) (i) shall not be deemed exclusive of any other rights to which those entitled to indemnification may be entitled under the Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise, (ii) shall continue as to any person who has ceased to be a director, officer, employee or agent and (iii) shall inure to the benefit of the heirs, executors and administrators of any such person. Any repeal or modification of this Subsection 10.2(a) shall be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses existing under this Subsection 10.2(a) with respect to any act or occurrence taking place prior to such repeal or modification.


        (b) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of (i) the Corporation (notwithstanding whether any such individual is also a director, officer, employee or agent of another corporation) or (ii) another corporation, partnership, joint venture, trust or other enterprise (if such director, officer, employee or agent is or was serving as such at the request of the Corporation) against any liability asserted against him and incurred by him in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under the GCL.

    11. SEVERABILITY. If any provision in this Certificate of Incorporation is determined to be invalid, void, illegal or unenforceable, the remaining provisions of this Certificate of Incorporation shall continue to be valid and enforceable and shall in no way be affected, impaired or invalidated thereby.

                                                                         ANNEX B


                      FORM OF BYLAWS OF HEXCEL CORPORATION
                             A DELAWARE CORPORATION
                    AMENDED AND RESTATED AS OF MAY [ ], 1996
                                    OFFICES

    1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the Corporation is hereby fixed and located at 2 Stamford Plaza, Stamford, Connecticut. The Board of Directors is hereby granted full power and authority to change the place of said principal executive office from time to time.

    2. OTHER OFFICES. The registered office of the Corporation in the State of Delaware is hereby fixed and located at 1209 Orange Street, Wilmington, Delaware, c/o The Corporation Trust Company. The Board of Directors is hereby granted full power and authority to change the place of said registered office within the State of Delaware from time to time. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may from time to time designate or as the business of the Corporation may from time to time require.

                                  STOCKHOLDERS

    3. PLACE OF MEETINGS. Stockholders' meetings shall be held at such place, whether within or without the State of Delaware, as the Board of Directors shall, by resolution, designate.

    4. ANNUAL MEETINGS. Annual meetings of stockholders shall be held on such dates and at such times as shall be designated from time to time by the Board of Directors and stated in the notice of such annual meeting. At such annual meetings directors shall be elected and such other business as may be properly brought before such meeting shall be conducted.

    Written notice of each annual meeting shall be mailed to or delivered to each stockholder of record entitled to vote thereat not less than ten (10) days nor more than sixty (60) days before the date of such annual meeting. Such notice shall specify the place, the day, and the hour of such meeting, and the matters which the Board of Directors intends to present for action by the stockholders.


    Except to the extent, if any, specifically provided to the contrary in the Certificate of Incorporation or these Bylaws, to be properly brought before an annual meeting, all business must be either (a) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the annual meeting by a stockholder of record who complies with the notice procedures set forth below. In addition to any other applicable requirements, for business (including the nomination of a person or persons for election to the Board of Directors) to be properly brought before any annual meeting by a stockholder, the stockholder must have given timely notice thereof, in proper form, to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; PROVIDED, HOWEVER, that in the event the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting was mailed or otherwise made public. To be in proper form, a stockholder's notice to the Secretary must be in writing and must set forth with respect to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class or series and number of shares of the capital stock of the Corporation that are owned beneficially or of record by the stockholder, (d) as to each person whom the stockholder proposes to nominate for election to the Board of Directors, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person and (iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person, (e) a description of all arrangements or understandings between such stockholder and any other person or persons (including their name(s)) in connection with the proposal of such business (or the nomination of any person or persons for election to the Board of Directors) by any stockholder and any material interest of such stockholder in such business (or nomination), (f) any other information that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the proposal (or the election of a person or persons to the Board of Directors) pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder if such stockholder were engaged in such a solicitation and (g) a representation that such stockholder or a representative thereof intends to appear in person at the annual meeting to bring such business before the meeting (or nominate a person or persons for election to the Board of Directors). Any such notice relating to the nomination of a person or persons for election to the Board of Directors must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

    The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 4 and any such business not properly brought before the meeting shall not be transacted at the meeting.

    5. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time and for any purpose or purposes by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in these Bylaws, include the power to call such meetings. If and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provision of the Certificate of Incorporation or any amendment thereto, or any certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware (the "GCL") designating the number of shares of Preferred Stock to be issued and the rights, preferences, privileges and restrictions granted to and imposed on the holders of such designated Preferred Stock, then such special meeting may also be called by such person or persons in the manner, at the times and for the purposes so specified. Except in special cases where other express provision is made by statute, notice of such special meeting shall be given in the same manner as for an annual meeting of stockholders. Such notice shall also specify the general nature of the business to be transacted at the meeting, and no business shall be transacted at the special meeting except as specified in such notice (or any supplement thereto).

    6. ADJOURNED MEETINGS AND NOTICE THEREOF. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the chairman of such meeting or by the vote of a majority of the shares present in person or represented by proxy at such meeting, but in the absence of a quorum no other business may be transacted at such meeting.

    Notice of an adjourned meeting need not be given if (a) the meeting is adjourned for thirty (30) days or less, (b) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, and (c) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as if the adjourned meeting were a new meeting.

    7. VOTING. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, a stockholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the stockholders entitled to notice of and to vote at a meeting or, if no such date is fixed, the date determined in accordance with applicable law. If any share is entitled to more or less than one vote on any matter, all references herein to a majority or other proportion of shares shall refer to a majority or other proportion of the voting power of shares entitled to vote on such matter.

    8. QUORUM. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of stockholders results in less than a quorum being present in person or by proxy at such meeting. If a quorum is present at a meeting, the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on any matter shall be the act of the stockholders unless the vote of a larger number is required by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum is present at the commencement of a meeting but the withdrawal of stockholders results in less than a quorum being present in person or by proxy at such meeting, the affirmative vote of a majority of the shares required to constitute a quorum shall be the act of the stockholders unless the vote of a larger number is required by applicable law, the Certificate of Incorporation or these Bylaws.

    9. PROXIES. A stockholder may be represented at any meeting of stockholders by a written proxy signed by the person entitled to vote or by such person's duly authorized attorney-in-fact. A proxy must bear a date within three
(3) years prior to the meeting, unless the proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the Secretary of the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

    10. CHAIRMAN AND SECRETARY AT MEETINGS. At any meeting of stockholders, the Chairman of the Board of Directors, or in his absence, a person designated by the Board of Directors, shall preside at and act as chairman of the meeting. The Secretary, or in his absence a person designated by the chairman of the meeting, shall act as secretary of the meeting.

    11. INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector. The inspector(s) shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares present or represented by proxy at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, count and tabulate all votes, ballots or consents, determine the results of any election or vote, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. At the request of the chairman of the meeting, the inspectors shall make a written report of any matters determined by them. No director or candidate for the office of director shall act as an inspector of an election of directors.

    12. LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                   DIRECTORS

    13. POWERS. Subject to any limitations contained in the Certificate of Incorporation, these Bylaws or the GCL as to actions to be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the ultimate direction of, and the business and affairs of the Corporation shall be managed by, or under the ultimate direction of, the Board of Directors.

    14.  CERTAIN DEFINITIONS.  For purposes of these Bylaws:

    Any person shall be deemed to "BENEFICIALLY OWN", to have "BENEFICIAL OWNERSHIP" of, or to be "BENEFICIALLY OWNING" any securities (which securities shall also be deemed "BENEFICIALLY OWNED" by such person) that such person is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as in effect on February 29, 1996.


    "CIBA" means Ciba-Geigy Limited, a Swiss corporation, or such corporation(s) as may succeed to the rights of Ciba-Geigy Limited, pursuant to that certain letter agreement dated as of May [ ], 1996 between the Corporation and Ciba-Geigy Limited or as otherwise permitted by the Governance Agreement.


    "CIBA DIRECTORS" means Ciba Nominees who are elected or appointed to serve as members of the Board of Directors.

    "CIBA ENTITY" means any Subsidiary of Ciba that holds Voting Securities.

    "CIBA NOMINEES" means such persons as are so designated by Ciba, as such designations may change from time to time, to serve as members of the Board of Directors pursuant to Sections 17 and 18.


    "GOVERNANCE AGREEMENT" means the Governance Agreement dated as of February 29, 1996 between Ciba and the Corporation.


    "INDEPENDENT DIRECTOR" means a director of the Corporation who is not a Ciba Director and who (i) is not and has never been an officer, employee or director of Ciba or any affiliate (other than the Corporation) or associate of Ciba and
(ii) has no affiliation or compensation, consulting or contractual relationship with Ciba or any of its affiliates (other than the Corporation) such that a reasonable person would regard such director as likely to be unduly influenced by Ciba or any of its affiliates (other than the Corporation).


    "PERSON" or "person" means any individual, group, corporation, partnership, joint venture, trust, business association, organization, governmental entity or other entity.



    "SUBSIDIARY" means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests.


    "SIGNIFICANT SUBSIDIARY" has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended, as in effect on February 29, 1996.


    "TOTAL VOTING POWER OF THE CORPORATION" means the total number of votes that may be cast in the election of directors of the Corporation if all Voting Securities outstanding or treated as outstanding pursuant to the final sentence of this definition were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power of the Corporation Beneficially Owned by any Person is the percentage of the Total Voting Power of the Corporation that is represented by the total number of votes that may be cast in the election of directors of the Corporation by Voting Securities Beneficially Owned by such Person. In calculating such percentage, the Voting Securities Beneficially Owned by any Person that are not outstanding but are subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights Beneficially Owned by such Person shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting

Power represented by Voting Securities Beneficially Owned by such Person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power represented by Voting Securities Beneficially Owned by any other Person.


    "VOTING SECURITIES" means the Common Stock of the Corporation and any other securities of the Corporation or any subsidiary of the Corporation entitled to vote generally in the election of directors of the Corporation or such subsidiary of the Corporation.

    15.  NUMBER OF DIRECTORS.


    (a) Except as provided in Subsection 6.1 of the Certificate of Incorporation and subject to compliance with Section 17, the authorized number of directors of this Corporation shall be not less than three (3) nor more than fifteen (15), with the exact number of directors within such range specified in subsection (b) below, or, if not so specified, with the exact number of directors within such range fixed from time to time by resolution of the Board of Directors.


    (b) It is hereby specified that this Corporation shall have ten (10) directors, two of whom shall be the Chief Executive Officer (who shall also be Chairman of Board) and the President of the Corporation.

    16.  ELECTION.

    (a) Directors shall hold office until the annual meeting next following their election and until their successors are nominated, elected and qualified pursuant to these Bylaws; subject, however, to their prior resignation, death or removal as provided by the Certificate of Incorporation, these Bylaws or applicable law.

    Subject to the Certificate of Incorporation and Subsections (b), (c), (d) and (e) hereof, any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, even if less than a quorum; and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified or until their earlier death, resignation or removal.

    (b) If at any time a member of the Board dies, resigns or is removed, a new member shall be designated to replace such member until the next election of directors. If, consistent with Section 17, the replacement director is to be a Ciba Director, Ciba shall designate the replacement Ciba Director. If the former member was the Chief Executive Officer or President, the replacement Chief Executive Officer or President, respectively, shall be the replacement. Except as set forth in paragraph (d) below, if consistent with Section 17, the replacement director is to be an Independent Director (other than the Chief Executive Officer or President), the remaining Independent Directors (including the Chief Executive Officer and the President, respectively, if he or she is an Independent Director) shall designate the replacement Independent Director.


    (c) Subject to paragraph (d) below, if at any time the percentage of the Total Voting Power of the Corporation Beneficially Owned by Ciba decreases to a point at which the number of Ciba Nominees entitled to be nominated to the Board of Directors in accordance with these Bylaws in an election of directors presented to stockholders would decrease, within 10 days thereafter Ciba shall cause a sufficient number of Ciba Directors to resign from the Board of Directors so that the number of Ciba Directors on the Board of Directors after such resignation(s) equals the number of Ciba Nominees that Ciba would have been entitled to designate had an election of directors taken place at such time. Ciba shall also cause a sufficient number of Ciba Directors to resign from any relevant committees of the Board of Directors so that such committees are comprised in the manner contemplated by Section 19 after giving effect to such resignations. Any vacancies created by the resignations required by this Subsection (c) shall be filled by Independent Directors.


    (d) If at any time the percentage of the Total Voting Power of the Corporation Beneficially Owned by Ciba decreases as a result of an issuance of Voting Securities by the Corporation, Ciba may notify the Corporation that Ciba intends to acquire a sufficient amount of additional Voting Securities necessary to maintain its then current level of Board of Directors representation within 90 days, PROVIDED, HOWEVER, that if during such period (or any extension under this proviso), Ciba is prohibited from purchasing Voting Securities in order to comply with applicable law or refrains from such purchases at the Corporation's request, such period shall be extended by the number of days during which Ciba is so prohibited or so refrains. In such event, until the end of such period (and thereafter if Ciba in fact restores its percentage of the Total Voting Power of the Corporation during such period and provided that Ciba continues to maintain the requisite level of Beneficial Ownership of Voting Securities in accordance with Section 17) the Board of Directors shall continue to have the number of Ciba Directors that corresponds to the percentage of the Total Voting Power of the Corporation Beneficially Owned by Ciba prior to such issuance of Voting Securities by the Corporation.


    (e) Whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at any annual or special meeting of stockholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto, and by the terms of any certificate filed pursuant to Section 151(g) of the GCL designating such class or series and the rights, preferences, privileges and restrictions granted to and imposed on the holders of such designated Preferred Stock.


    17. CIBA BOARD REPRESENTATION. (a) If Ciba Beneficially Owns 30% or more of the Total Voting Power of the Corporation determined in accordance with paragraph (e) of this Section 17, the Corporation shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board of Directors to consist of such nominees that, if elected, would result in the entire Board of Directors consisting of four Ciba Directors, the Chief Executive Officer (who shall also be the Chairman of the Board), the President and four additional Independent Directors.



    (b) If Ciba Beneficially Owns less than 30% but at least 20% of the Total Voting Power of the Corporation determined in accordance with paragraph (e) of this Section 17, the Corporation shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board of Directors to consist of such nominees that, if elected, would result in the entire Board of Directors consisting of three Ciba Directors, the Chief Executive Officer (who shall also be the Chairman of the Board), the President and five additional Independent Directors.



    (c) If Ciba Beneficially Owns less than 20% but at least 15% of the Total Voting Power of the Corporation determined in accordance with paragraph (e) of this Section 17, the Corporation shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board of Directors to consist of such nominees that, if elected, would result in the entire Board of Directors consisting of two Ciba Directors, the Chief Executive Officer (who shall also be the Chairman of the Board), the President and six additional Independent Directors.



    (d) If Ciba Beneficially Owns less than 15% but at least 10% of the Total Voting Power of the Corporation determined in accordance with paragraph (e) of this Section 17, the Corporation shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board of Directors to consist of such nominees that, if elected, would result in the entire Board of Directors consisting of one Ciba Director, the Chief Executive Officer (who shall also be the Chairman of the Board), the President and seven additional Independent Directors.


    (e) In order to determine (x) the number of Ciba Nominees to be included in any slate of directors to be presented to stockholders for election to the Board of Directors and (y) the percentage of the Total Voting Power of the Corporation Beneficially Owned by Ciba for purposes of Sections 19 and 20, Ciba shall be deemed to Beneficially Own a percentage of the Total Voting Power of the Corporation that is no more than (1) 49.9% of the Total Voting Power of the Corporation (or such greater percentage as Ciba in fact Beneficially Owns after February 29, 1996) less (2) the percentage of the Total Voting Power of the Corporation represented by any Voting Securities disposed of by Ciba or any Ciba Entity since February 29, 1996.

    18. DESIGNATION OF SLATE. Any Ciba Nominees that are included in a slate of directors pursuant to Section 17 shall be designated by Ciba, and any Independent Director nominees who are to be included in any slate of directors pursuant to Section 17 shall be designated by majority vote of the then incumbent Independent Directors (including the Chief Executive Officer (who shall also be the Chairman of the Board) and the President if he or she is an Independent Director). The Corporation's nominating committee shall nominate each person so designated.

    19. CIBA COMMITTEE MEMBERSHIP. Subject to applicable law, rules and regulations (including those of applicable self-regulatory organizations), Ciba Directors shall serve on each committee of the Board of Directors, including the finance, audit, nominating, and compensation committees of the Board of Directors, as follows: (i) so long as Ciba Beneficially Owns 40% or more of the Total Voting Power of the Corporation determined in accordance with Section 17(e), each committee of the Board of Directors shall consist of the same number of Ciba Directors as Independent Directors and (ii) at all other times, each such committee shall be comprised such that Ciba's representation on such committee is at least proportionate to its representation on the Board of Directors unless the committee is comprised of three members or less, in which case at least one Ciba Director shall serve.

    20. APPROVALS. (a) So long as Ciba Beneficially Owns 40% or more of the Total Voting Power of the Corporation determined in accordance with Section 17(e), neither the Board of Directors nor any committee of the Board of Directors shall take any action, including approval, authorization or ratification of any action or inaction by officers, agents or employees of the Corporation, without the affirmative vote of at least one Ciba Director and one Independent Director.

    (b) The Board of Directors shall not authorize, approve or ratify any of the following actions without the approval of a majority of the Ciba Directors (x) so long as Ciba Beneficially Owns 33% or more of the Total Voting Power of the Corporation determined in accordance with Section 17(e) and, if Ciba's percentage ownership of the Total Voting Power of the Corporation is reduced below 33% as so determined by an issuance of Voting Securities by the Corporation, until 10 business days after the Corporation notifies Ciba in writing of such issuance, and (y) during the 90-day period following an issuance of Voting Securities by the Corporation that causes Ciba to Beneficially Own less than 33% of the Total Voting Power of the Corporation as so determined if Ciba shall have notified the Corporation within 10 business days after Ciba's receipt of a written notification of such issuance that Ciba intends to acquire a sufficient amount of Voting Securities within such 90-day period so that it will Beneficially Own at least 33% of the Total Voting Power of the Corporation determined in accordance with Section 17(e) by the end of such 90-day period:

        (i) any merger, consolidation, acquisition or other business combination involving the Corporation or any subsidiary of the Corporation if the value of the consideration to be paid or received by the Corporation in any such individual transaction or in such transaction when added to the aggregate value of the consideration paid or received by the Corporation in all other such transactions approved by the Board of Directors during the prior 12 months exceeds the greater of (x) $75 million or (y) 11% of the Corporation's total consolidated assets;

        (ii) any sale, transfer, assignment, conveyance, lease or other disposition or any series of related dispositions of any assets, business or operations of the Corporation or any of its subsidiaries if the value of the assets, business or operations so disposed exceeds the greater of (x) $75 million or (y) 11% of the Corporation's total consolidated assets;

       (iii) any issuance by the Corporation or any Significant Subsidiary of equity securities (other than pursuant to customary employee or director stock option or incentive compensation or similar plans and other than transactions solely among the Corporation and its subsidiaries) or of any bonds, debentures, notes or other securities convertible into, exchangeable for or exercisable for equity securities if the aggregate net proceeds to the Corporation of such issuance or of such issuance when added to the aggregate net proceeds of all such issuances approved by the Board of Directors during the prior 12 months exceeds the greater of (x) $75 million or (y) 11% of the Corporation's total consolidated assets; and

       (iv) any new capital expenditure program or any capital expenditure that is not part of a capital expenditure program previously approved by the Board of Directors, if the amount or anticipated amount of such program or expenditure or of such program or expenditure when added to the aggregate amount of capital expenditures not so approved by the Board of Directors during the prior 12 months exceeds the greater of (x) $50 million or (y) 7% of the Corporation's total consolidated assets.


    21. NONEXCLUSIVITY. Ciba's rights under Sections 14, 15, 16, 17, 18, 19, and 20 shall not be deemed exclusive of any rights related to similar matters to which Ciba may be entitled under these Bylaws, the Certificate of Incorporation, any agreement (including the Governance Agreement) or otherwise.



    22. QUORUM AND REQUIRED VOTE. A majority of the directors then in office shall constitute a quorum for the transaction of business, provided that unless the authorized number of directors is one, the number constituting a quorum shall not be less than the greater of one-third of the authorized number of directors or two directors. Except as otherwise provided by the Certificate of Incorporation or these Bylaws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place.



    23.  REMOVAL.  Except as provided in the Certificate of Incorporation and in
Section 16 hereof, a director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at an election of directors. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term.



    24. RESIGNATION. Any director may resign by giving written notice to the Chairman of the Board, the Chief Executive Officer, the Secretary or the Board of Directors. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the Corporation.



    25. COMPENSATION. If the Board of Directors so resolves, the directors, including the Chairman of the Board, shall receive compensation and expenses of attendance at meetings of the Board of Directors and committees of the Board of Directors. Nothing herein shall preclude any director from serving the Corporation in another capacity and receiving compensation for such service.



    26. COMMITTEES. Subject to Section 19, the Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors. In the absence or disqualification of any member of a committee of the Board of Directors, the other members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may, subject to Section 19, unanimously appoint another member of the Board of Directors to act in the place of such absent or disqualified member. The Board of Directors may, subject to
Section 19, designate one or more directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by resolution of the Board of Directors, a committee may exercise all of the authority of the Board of Directors to the extent permitted by Section 141(c) of the GCL.

    27. TIME AND PLACE OF MEETINGS AND TELEPHONE MEETINGS. Immediately following each annual meeting of stockholders (or at such other time and place as may be determined by the Board of Directors), the Board of Directors shall hold a regular meeting for purposes of organizing the Board of Directors, electing officers, appointing committees and transacting other business. The Board of Directors may establish by resolution the times, if any, that other regular meetings of the Board of Directors shall be held. All meetings of directors shall be held at the principal executive office of the Corporation or at such other place, whether within or without the State of Delaware, as shall be designated in the notice for the meeting or in a resolution of the Board of Directors. Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear each other.



    28. CALL. Meetings of the Board of Directors, whether regular or special, may be called by the Chairman of the Board, the Chief Executive Officer, the Secretary or any two directors.



    29. NOTICE. Regular meetings of the Board of Directors may be held without notice if the date and time of such meetings have been fixed by the Board of Directors. Special meetings shall be held upon four days' notice by mail, 24 hours notice delivered personally or by telephone, telegraph or confirmed fax or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Regular meetings shall be held upon similar notice if notice is required for such meetings. Neither a notice nor a waiver of notice need specify the purpose of any regular or special meeting. Notice sent by mail, telegram or fax shall be addressed to a director at his business or home address/fax number as shown upon the records of the Corporation, or at such other address/fax number as the director specifies in writing delivered to the Corporation, or if such an address/fax number is not so shown on such records and no written instructions have been received from the director, at the place at which meetings of directors are regularly held. Such mailing, telegraphing, delivery or transmittal, as above provided, shall be due, legal and personal notice to such director. If a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the directors who were not present at the time of the adjournment.



    30. MEETING WITHOUT REGULAR CALL AND NOTICE. The transaction of business at any meeting of the Board of Directors, however called and noticed or wherever held, is as valid as though transacted at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes of the meeting. For such purposes, a director shall not be considered present at a meeting if, although in attendance at the meeting, the director protests the lack of notice prior to the meeting or at its commencement.



    31. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the Board of Directors individually or collectively consent in writing to such action. In addition, all directors (including those who are not members of a particular committee) shall receive notice of, and shall be entitled to attend, all meetings of any committee of the Board of Directors. Only those directors who are members of a particular committee shall be entitled to vote at meetings thereof.



    32. COMMITTEE MEETINGS. The principles set forth in Sections 27 through 31 of these Bylaws shall also apply to committees of the Board of Directors and to actions taken by such committees.



    33. HONORARY ADVISORS TO THE BOARD. The Board of Directors may appoint one or more Honorary Advisors, who shall hold such position for such period, shall have such authority and perform such duties as the Board of Directors may specify, subject to change at any time by the Board of Directors. An Honorary Advisor to the Board of Directors shall not be a director for any purpose or with respect to any provision of the Certificate of Incorporation, these Bylaws or of the GCL, and shall have no vote as a director. However, an Honorary Advisor to the Board of Directors may receive such compensation and expense reimbursement as the Board of Directors shall from time to time determine.

                                    OFFICERS


    34. TITLES AND RELATION TO BOARD OF DIRECTORS. The officers of the Corporation shall include a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, one or more Vice Chairmen of the Board, a Chief Operating Officer, a Chief Financial Officer, a General Counsel, and one or more Vice Presidents (who may be designated Executive or Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers or other officers. All officers shall perform their duties and exercise their powers subject to the direction of the Chief Executive Officer and the overriding direction of the Board of Directors. If there shall occur a vacancy in any office, in the absence of the appointment of a replacement by the Board of Directors, the Chief Executive Officer shall have the right and power to appoint a Secretary, a Treasurer, a Chief Operating Officer, a Chief Financial Officer, a General Counsel, one or more additional Vice Presidents (who may be designated Executive or Senior Vice Presidents), one or more Assistant Secretaries and one or more Assistant Treasurers, all of whom shall serve at the pleasure of the Board of Directors, and shall perform their duties and exercise their powers subject to the direction of the Chief Executive Officer and the overriding direction of the Board of Directors. Any number of offices may be held simultaneously by the same person.



    35. ELECTION, TERM OF OFFICE AND VACANCIES. At its regular annual meeting, the Board of Directors shall choose the officers of the Corporation. No officer need be a member of the Board of Directors except the Chairman of the Board, the Chief Executive Officer and the President. The officers shall hold office until their successors are chosen, except that the Board of Directors may remove any officer at any time. Subject to Section 34 of these Bylaws, if an office becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.



    36. RESIGNATION. Any officer may resign at any time upon written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the Corporation.



    37. COMPENSATION. The Board of Directors shall fix the compensation of the Chairman of the Board, any Vice Chairman, the Chief Executive Officer and the President and may fix the salaries of other employees of the Corporation including the other officers. If the Board of Directors does not fix the salaries of the other officers, the Chief Executive Officer shall fix such salaries.



    38. CHAIRMAN OF THE BOARD. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.



    39. CHIEF EXECUTIVE OFFICER. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall be deemed general manager of the Corporation. The Chief Executive Officer shall be the Chairman of the Board, shall be entitled to attend all meetings of the Board of Directors and any committees thereof and shall effectuate orders and resolutions of the Board of Directors and exercise such other powers and perform such other duties as the Board of Directors shall from time to time prescribe.



    40. PRESIDENT AND VICE PRESIDENTS. In the absence or disability of the Chief Executive Officer and Chairman of the Board, the President, and in the absence or disability of the President, the Vice President, if any, or if more than one, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not so ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President and Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors or these Bylaws.


    41. SECRETARY. The Secretary (or in his absence an Assistant Secretary or, if there be no Assistant Secretaries, another person designated by the Board of Directors) shall have the following powers and duties:


        (a) RECORD OF CORPORATE PROCEEDINGS. The Secretary shall attend all meetings of the Board of Directors and its committees and shall record all votes and the minutes of such meetings in a book to be kept for that purpose at the principal executive office of the Corporation or at such other place as the Board of Directors may determine. The Secretary shall keep at the Corporation's principal executive office the original or a copy of these Bylaws, as amended from time to time.

        (b) RECORD OF SHARES. Unless a transfer agent is appointed by the Board of Directors to keep a share register, the Secretary shall keep at the principal executive office of the Corporation a share register showing the names of the stockholders and their addresses, the number and class of shares held by each, the number and date of certificates issued, and the number and date of cancellation of each certificate surrendered for cancellation.

        (c) NOTICES. The Secretary shall give such notices as may be required by law or these Bylaws.

        (d) ADDITIONAL POWERS  AND DUTIES.   The Secretary  shall exercise  such
    other powers and perform such other duties as the Board of Directors or the Chief Executive Officer shall from time to time prescribe.


    42. TREASURER. Unless otherwise determined by the Board of Directors, the Treasurer of the Corporation shall be its chief financial officer, and shall have custody of the corporate funds and securities and shall keep adequate and correct accounts of the Corporation's properties and business transactions. The Treasurer shall disburse such funds of the Corporation as may be ordered by the Board of Directors or by one or more persons authorized by the Board of Directors, taking proper vouchers for such disbursements, and when requested shall render to the Chief Executive Officer, the Board of Directors and, if applicable, the Chief Financial Officer, an account of all transactions and the financial condition of the Corporation and shall exercise such other powers and perform such other duties as the Board of Directors, the Chief Executive Officer or, if applicable, the Chief Financial Officer shall prescribe.



    43. OTHER OFFICERS AND AGENTS. Such other officers and agents as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.


                                     SHARES


    44. CERTIFICATES. Every stockholder shall be entitled to have a certificate or certificates certifying the number and class of shares of the capital stock of the Corporation owned by him. All such certificates shall be signed in the manner prescribed in the GCL. Any signature on such certificates may be a facsimile signature. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

    45. TRANSFERS OF SHARES OF CAPITAL STOCK. Transfers of shares shall be made only upon the transfer books of the Corporation, kept at the office of the Corporation or transfer agents and/or registrars designated by the Board of Directors. Before any new certificate is issued, the old certificate shall be surrendered for cancellation.



    46. STOCKHOLDERS OF RECORD. Only stockholders of record shall be entitled to be treated by the Corporation as the holders in fact of the shares standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by law.



    47. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may cause a new stock certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed. The
Corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating that such certificate was lost, stolen or destroyed, or to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.



    48. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall be not more than sixty (60) days nor less than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and shall fix a new record date for such adjourned meeting if the adjourned meeting is to take place more than thirty (30) days from the date set for the original meeting.



    49. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation and the GCL, the Board of Directors may, out of funds legally available therefor, declare dividends upon the stock of the Corporation. Before the declaration of any dividend, the Board of Directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in its discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.


                                   AMENDMENTS


    50. ADOPTION OF AMENDMENTS. The Board of Directors is authorized and empowered from time to time in its discretion to make, alter, amend or repeal these Bylaws, except as such power may be restricted or limited by the GCL; PROVIDED, HOWEVER, that the provisions set forth in Sections 14, 16(a)-(d), 17, 18, 19, 20 or this Section 50 shall not be amended or repealed unless Ciba shall have consented thereto in writing. Notwithstanding the foregoing, Sections 14, 16(b)-(d), 17, 18, 19, 20 and the proviso in the preceding sentence of this
Section 50 shall be automatically repealed and cease to have any force or effect on the date upon which Ciba's rights under that certain Governance Agreement dated as of February 29, 1996 between the Corporation and Ciba terminate pursuant to the terms of such agreement.



    51. RECORD OF AMENDMENTS. Whenever an amendment or new bylaw is adopted, it shall be copied in the book to be kept for that purpose at the principal executive office of the Corporation or at such other place as the Board of Directors may determine. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written consent with respect thereto was filed shall be stated in said book.

                                 CORPORATE SEAL


    52.  FORM OF SEAL.  The corporate seal shall be circular in form, and  shall
have   inscribed  thereon  the  name  of   the  Corporation,  the  date  of  its
incorporation and the word "Delaware".


                                 MISCELLANEOUS


    53. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable by or to the Corporation, shall be signed or endorsed by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or such other person or persons as may from time to time be so authorized in accordance with a resolution of the Board of Directors.



    54. CONTRACTS, ETC.; HOW EXECUTED. Except as otherwise provided in these Bylaws, the Chairman of the Board (in his capacity as Chief Executive Officer), the President, any Vice President or Treasurer, or such other officer or officers as may from time to time be so authorized in accordance with a resolution of the Board of Directors, shall have the power and authority to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation. The Board of Directors may authorize any other officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.



    55. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chief Executive Officer, the President or any Vice President or the Secretary or Assistant Secretary of the Corporation are authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.



    56. INSPECTION OF BYLAWS. The Corporation shall keep in its principal office for the transaction of business the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.



    57. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.



    58. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules and construction, and definitions contained in the GCL shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation or other entity or organization as well as a natural person.



    59. SEVERABILITY. If any provision of these Bylaws is determined to be invalid, void, illegal or unenforceable, the remaining provisions of these Bylaws shall continue to be valid and enforceable and shall in no way be affected, impaired or invalidated thereby.

                               HEXCEL CORPORATION
                         5794 WEST LAS POSITAS BOULEVARD
                          PLEASANTON, CALIFORNIA 94588

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HEXCEL CORPORATION

   The undersigned stockholder of Hexcel Corporation ("Hexcel") hereby appoints Marshall S. Geller, Peter A. Langerman and John J. Lee, and each of them, the lawful attorneys and proxies of the undersigned, each with powers of substitution, to vote all the shares of Common Stock of Hexcel held of record by the undersigned as of the close of business on April 19, 1996 at the Annual Meeting of Stockholders of Hexcel (the "Annual Meeting") to be held at the Marriott Hotel, 2 Stamford Forum, Stamford, Connecticut, on May 23, 1996 at 11:00 a.m., local time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, upon all matters set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement dated April 29, 1996, receipt of which is hereby acknowledged.

   Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR EACH OF THE NOMINEES SET FORTH IN ITEM 1, FOR ITEM 2, FOR ITEM 3 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

- --------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

The votes represented by this proxy will be voted as marked by you. However, if you execute and return the proxy unmarked, such votes will be voted FOR all of the proposals.

                                                         Please mark
                                                         your votes as  / X /
                                                         indicated in
                                                         this example


1. ELECTION OF DIRECTORS (check one box only):

   FOR all nominees listed below (except as marked to the contrary).
                                / /

   WITHHOLD AUTHORITY to vote for all nominees listed below.
                                / /

John M.D. Cheesmond    Stanley Sherman      Joseph T. Sullivan
Marshall S. Geller     Martin L. Solomon    Hermann Vodicka
Juergen Habermeier     George S. Springer   Franklin S. Wimer
John J. Lee

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) below:

- --------------------------------------------------------------

2. Approval of Hexcel's Restated Certificate of
   Incorporation, which incorporates certain amendments to Hexcel's Certificate of Incorporation, as described in the Proxy Statement.


        FOR   / /     AGAINST   / /     ABSTAIN   / /


3. Approval of Hexcel's Restated Bylaws, which incorporate certain amendments to Hexcel's Bylaws, as described in the Proxy Statement.

        FOR   / /     AGAINST   / /     ABSTAIN   / /







        DATED:__________________________________________________________, 1996


        ______________________________________________________________________
                                 Signature(s)

        ______________________________________________________________________
        Please sign as name(s) appear on this proxy, and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, please indicate the capacity in which you are signing.


- --------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -




                               HEXCEL CORPORATION



     YOUR VOTE IS IMPORTANT TO US, PLEASE FILL IN, DATE AND SIGN YOUR PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE PROVIDED FOR YOUR CONVENIENCE.